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                                                                  Exhibit 10.17





                               JV OPTION AGREEMENT






                              ROCK-FORTY-NINTH LLC

                                    Landlord

                                     -with-


                                 MSDW 745, LLC

                                     Tenant




                            Dated: November 19, 1998



                                   Premises:

              Land known as 745 Seventh Avenue, New York, New York



                THIS JV OPTION AGREEMENT MAY NOT BE MODIFIED OR
            AMENDED EXCEPT IN ACCORDANCE WITH SECTION 12 (b) HEREOF.

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                                TABLE OF CONTENTS

Agreement                                                                   Page
---------                                                                   ----

1.       Certain Definitions.  ................................................1

2.       Exercise of Option....................................................2

3.       Assignment............................................................5

4.       Arbitration; Disputes.................................................6

5.       Notices; Jurisdiction.................................................7

6.       Costs and Expenses....................................................8

7.       Name of Joint Venture.................................................9

8.       Continuing Leases.....................................................9

9.       Default...............................................................9

10.      Lease Options........................................................10

11.      Shared Capital Improvements.  .......................................13

12.      Miscellaneous Provisions.............................................18

13.      Bankruptcy Remote Entity.............................................19

1.       Defined Terms; Section References.  ................................A-1

2.       Co-Venturers........................................................A-1

3.       Purpose.............................................................A-2

4.       Principal Office....................................................A-2

5.       Initial Capital Contributions; Percentage Interests;
         Apportionments......................................................A-2

6.       Additional Capital Contributions; Advances to the Joint Venture.....A-9

7.       Distributions; Profits and Losses.  ...............................A-10

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8.       Control and Management.............................................A-11

9.       Duration...........................................................A-17

10.      Transfer of Interests..............................................A-17

11.      Disputes; Buy-Sell.  ..............................................A-25

12.      Withdrawal or Bankruptcy...........................................A-29

13.      Tax Matters........................................................A-29

14.      Borrowing..........................................................A-30

15.      Outside Transactions...............................................A-30

16.      Fair Market Value..................................................A-30

17.      Limit of Liability.................................................A-32

18.      Leasing Agent......................................................A-32

19.      Affiliate Contracts................................................A-34

20.      Events of Default; Remedies........................................A-34

21.      Estoppel Certificates.  ...........................................A-37

22.      Cooperation by Venturers...........................................A-37

23.      Other Terms........................................................A-37


                                       ii

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                               JV OPTION AGREEMENT

                  THIS JV OPTION AGREEMENT (this "AGREEMENT") made as of the 19th day of November, 1998 between ROCK-FORTY-NINTH LLC, a Delaware limited liability company, having an office c/o Rockefeller Group, Inc., 1221 Avenue of the Americas, New York, New York 10022 (and its permitted successors and assigns, "LAND OWNER"), and MSDW 745, LLC, a Delaware limited liability company (and its permitted successors and assigns, "BUILDING OWNER"), having an office at 1585 Broadway, New York, New York 10036.

                              W I T N E S S E T H :
                              - - - - - - - - - -


                  WHEREAS, Land Owner and Building Owner have, on the date hereof, entered into a Ground Lease (as amended, restated, supplemented or otherwise modified from time to time, the "GROUND LEASE") for the lease of certain land known as 745 Seventh Avenue, New York, New York (the "LAND") upon the terms and conditions more particularly set forth in the Ground Lease;

                  WHEREAS, subject to the terms of the Ground Lease, Building Owner shall construct, maintain and operate the Building (as defined in the Ground Lease) on the Land;

                  WHEREAS, Land Owner and Building Owner have agreed that each party shall have an option, exercisable in the manner set forth below, to cause Land Owner to contribute and convey the Land and all of Land Owner's interest in the Ground Lease to Building Owner on January 1, 2032 (the "OPTION EFFECTIVE DATE") in exchange for Land Owner being admitted as a fifty percent (50%) owner in Building Owner;

                  WHEREAS, if Land Owner or Building Owner exercises such option, from and after the Option Effective Date, Land Owner and Building Owner Member (as defined in Exhibit A hereto) shall be equal co-venturers in the Joint Venture (hereinafter defined), all upon the terms more particularly set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.       CERTAIN DEFINITIONS.

         1. Certain capitalized terms used herein and in EXHIBIT A annexed hereto shall be defined on the pages indicated on Annex I hereto, which is hereby incorporated by reference.

         2. All other capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Ground Lease.


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         3.       For all purposes in this Agreement (including EXHIBIT A
                  hereto), the term "BUILDING OWNER" shall mean MSDW 745, LLC (and its successors and assigns permitted hereunder) as of any date prior to the Option Effective Date and the formation of the Joint Venture and the term "JOINT VENTURE" shall refer to MSDW 745, LLC (and its successors and assigns permitted hereunder) as such name may be modified in accordance with the terms hereof or the JVA as of any date on and after the Option Effective Date.

         4. The term "PROJECT" shall mean all of the Land Owner's and Building Owner's respective interests in the Land, the Building and the Ground Lease.

2. EXERCISE OF OPTION. The options set forth herein shall be exercised as follows:

         1. On or after December 1, 2027, but prior to June 1, 2028, time being of the essence with respect thereto, Land Owner shall have the option, upon written notice to Building Owner, to require Building Owner to admit Land Owner as a fifty percent (50%) owner in Building Owner in exchange for the conveyance by Land Owner of the Land and all of Land Owner's interest in the Ground Lease to Building Owner, subject to and in accordance with the terms of this Agreement. Failure to so timely elect shall be deemed a waiver of Land Owner's option to so elect.

         2.       If Land Owner has not exercised its option as set forth in
                  SECTION 2(A), on or after September 1, 2028, but prior to March 1, 2029, time being of the essence with respect thereto, Building Owner shall have the option, upon written notice to Land Owner to require Land Owner to convey the Land and all of Land Owner's interest in the Ground Lease to Building Owner in exchange for the admission of Land Owner as a fifty (50%) owner in Building Owner, subject to and in accordance with the terms of this Agreement. Failure to so timely elect shall be deemed a waiver of Building Owner's option to so elect.

         3. Within ninety (90) days after the exercise of either of the options set forth in SECTIONS 2(A) or 2(B), above, unless the parties agree otherwise, Building Owner shall deliver to Land Owner a form of amended and restated Operating Agreement for Building Owner (the "JVA") setting forth the terms upon which the Joint Venture shall be operated from and after the Option Effective Date. The JVA shall incorporate the terms and conditions set forth on EXHIBIT A annexed hereto, and such other terms which are mutually agreeable to the parties or which are determined by arbitration as provided herein. Within such ninety (90) day period, Building Owner shall also deliver to Land Owner, to the extent not previously provided to Land Owner or its Affiliates, copies of the documents described in clauses (i) and (ii) below together with schedules or statements containing the information described in clauses
                  (iii), (iv) and (v) below (collectively, the "DUE DILIGENCE DOCUMENTS"):


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         1.       Unaudited copies of the most recent financial statements of
                  Building Owner, certified by Building Owner, or, if previously prepared by or for Building Owner, audited copies of such financial statements (it being understood that Building Owner shall be under no obligation to cause audited financial statements to be prepared), together with statements of cash flow as well as such other information about the operations and financial condition of Building Owner as Land Owner shall reasonably request and as shall be in Building Owner's possession or control (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements shall be dated as of a date which is not more than twelve (12) months prior to the date the same are delivered to Land Owner.

         2. All material contracts, abstracts of insurance policies (abstracting all terms and conditions relating to the Project) and other material documents and agreements to which Building Owner is a party, or which benefit or burden Building Owner or the Building and are in Building Owner's possession or control, and which will not be terminated as of the Option Effective Date.

         3. A description of all litigation and arbitration, pending or threatened in writing, to Building Owner's knowledge, against Building Owner or the Building.

         4. A list of employees of Building Owner and their positions and salaries.

         5.       A statement as to the organizational structure of the Building
                  Owner.

         The Due Diligence Documents shall be accompanied by a certificate of Building Owner, dated as of the date on which the Due Diligence Documents are delivered (a "DUE DILIGENCE CERTIFICATE") stating that
         (x) the Financial Statements required to be delivered to Land Owner pursuant to clause (i) above are, to Building Owner's best knowledge, true, accurate and complete in all material respects as of the date made (which date shall not be more than twelve (12) months prior to the date the same are delivered to Land Owner) and that, to Building Owner's best knowledge, there have been no material adverse changes to the matters set forth therein since the date thereof (or alternatively, setting forth any such material adverse change in reasonable detail),
         (y) that the schedules and other information required to be delivered to Land Owner pursuant to clauses (iii), (iv) and (v) above are true, accurate and complete in all material respects, and (z) Building Owner has delivered to Land Owner true and complete copies of all documents required to be delivered to Land Owner pursuant to clause (ii) above.

4. Building Owner shall deliver to Land Owner annually, within ten (10) Business Days after the anniversary of the date on which either of the options in Section 2(a) or Section 2(b) was exercised but not after the Option Effective Date, updated Financial Statements, dated not more than twelve (12) months prior to the date of delivery, and other Due Diligence Documents to the extent not previously


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         delivered or necessary to reflect changes to prior Due Diligence
         Documents previously delivered, and an updated Due Diligence Certificate with respect to the items so delivered. In addition to the annual updates referred to in the previous sentence, on the Option Effective Date, Building Owner shall deliver updated Financial Statements, dated not more than twelve (12) months prior to the date of delivery, and other Due Diligence Documents to the extent not previously delivered or necessary to reflect changes to prior Due Diligence Documents previously delivered and an updated Due Diligence Certificate, and thereafter, within ninety (90) days after the Option Effective Date, Building Owner shall deliver Financial Statements as of the Option Effective Date accompanied by a Due Diligence Certificate with respect to such Financial Statements dated as of the date that such Financial Statements are delivered. Notwithstanding anything contained herein to the contrary, Land Owner shall be under no obligation to transfer its interest in the Land to Building Owner as provided herein until Building Owner has delivered to Land Owner all material Due Diligence Documents and Due Diligence Certificates required pursuant to Section 2(c) above and this Section 2(d) to the extent required to be delivered on or before the Option Effective Date (it being understood and agreed that Building Owner shall not be in default hereunder and Land Owner shall be not be entitled to refuse to transfer its interest in the Land by reason of any previous failure of Building Owner to timely deliver such Due Diligence Documents and Due Diligence Certificates as required hereunder unless Land Owner notified Building Owner of such failure and such failure has not been remedied on or prior to the Option Effective Date).

5. Land Owner and Building Owner shall, in the ninety (90) day period succeeding the date of delivery of the JVA pursuant to SECTION 2(C), negotiate in good faith the terms of the JVA, subject to the terms of this Agreement and EXHIBIT A hereto. Any dispute relating to the terms and provisions of the JVA which is not resolved by the end of such ninety (90) day period shall be submitted to arbitration for resolution pursuant to SECTION 4, below.

6.       On the Option Effective Date, the following shall simultaneously occur

         1. Land Owner shall convey the Land and all of Land Owner's interest in the Ground Lease to Building Owner by Bargain and Sale Deed with Covenant against Grantor's Acts;

         2. The JVA shall be executed and delivered by Land Owner and Building Owner Member and Land Owner shall be admitted pursuant thereto as a 50% owner in the Joint Venture in accordance with the terms of this Agreement and the JVA;



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         3.       Land Owner and Building Owner shall prepare, execute and
                  deliver such transfer tax and other forms and documents which are reasonably required to effect the transaction contemplated hereby; and

         4. Land Owner and Building Owner shall each pay their respective costs and expenses pursuant to SECTION 6 below.

3.       ASSIGNMENT.

         1. This Agreement shall not be assigned by either party hereto, except that this Agreement shall be assigned by the respective party hereto (and shall be assumed by the party accepting such assignment) in connection with an assignment made in accordance with the terms of the Ground Lease of all of Land Owner's or Building Owner's respective interest in the Land, the Building and the Ground Lease, it being understood that this Agreement and the terms, conditions, covenants, provisions and undertakings herein contained shall at all times be binding solely upon and inure solely to the benefit of Land Owner and Building Owner, and any subsequent Landlord and Tenant under the Ground Lease, except as provided in clause (b) below.

         2. Notwithstanding anything contained in SECTION 3(A), above, in the event that the interest of Land Owner in the Land or the interest of Building Owner in the Building is, at any time, acquired by the holder of a lien on such interest, whether through foreclosure, deed-in-lieu of foreclosure, power of sale or other such proceedings, or is acquired by any other purchaser at or in connection with such foreclosure or other proceedings, the option set forth in SECTION 2 hereof of the party whose interest is so acquired shall automatically and without notice terminate, and such holder or other purchaser, and its successors or assigns, shall not succeed to the right to exercise such option upon acquiring such interest, it being understood that the party whose interest is not so acquired shall continue to have the right to exercise its option under
                  SECTION 2 hereof, and such holder or other purchaser, and its successors and assigns, shall be bound by the terms, conditions, covenants provisions and undertakings herein contained to be performed or observed by the party whose interest is so acquired.

4. ARBITRATION; DISPUTES. Any dispute relating to the terms and provisions of the JVA shall be resolved by arbitration in the Borough of Manhattan, City and State of New York, pursuant to the Commercial Arbitration Rules then prevailing for the American Arbitration Association, or any successor organization ("AAA") and pursuant to the procedure below:

         1. Within ten (10) Business Days following the giving of a demand for arbitration, Land Owner and Building Owner shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice.


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                  The two arbitrators shall conduct a hearing and then issue a joint determination within thirty (30) days after the appointment of both arbitrators. If either party fails to give notice of its designation within said ten (10) Business Days, and such failure continues beyond five (5) Business Days after notice from the non-failing party stating in boldface capitalized letters that such failure to designate an arbitrator within such five (5) Business Day period will result in the non-failing party's right to seek the appointment by AAA or a court of a single arbitrator who will resolve the dispute, then the non-failing party may apply to AAA for the designation of a single arbitrator and if AAA fails to designate such single arbitrator within ten (10) Business Days after a request therefor, such non-failing party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator and the determination of such single appointed arbitrator shall control.

         2. If the two designated arbitrators are unable to agree upon resolution of the dispute within such thirty (30) day period, then the two arbitrators shall designate a third impartial arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) days after the expiration of such thirty (30) day period, then either party may apply to the AAA for the designation of the third arbitrator and if the AAA is unable or refuses to designate such third arbitrator within ten (10) Business Days after application to the AAA for such designation, then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator.

         3. The parties shall then conduct a hearing before all three arbitrators, not to exceed ten (10) days. The dispute shall be resolved by a majority of the three (3) arbitrators within thirty (30) days after termination of the hearing, but if two
                  (2) arbitrators cannot agree, then the third impartial arbitrator's determination shall prevail.

         4. The determination as specified herein shall be binding upon the parties, and a judgment thereon may be entered in and enforced by any court of competent jurisdiction, provided that any decision rendered in any arbitration held pursuant to this SECTION shall be final and binding upon Land Owner and Building Owner, whether or not a judgment shall be entered in any court.

         5. All of the arbitrators selected pursuant to this SECTION shall be lawyers having at least ten (10) years current experience in negotiating operating agreements, partnership agreements or joint venture agreements for the ownership, of first-class office space in New York County.

         6. Each party shall pay the fees and expenses of its own legal counsel, witnesses, experts and consultants, and the costs relating to the submission of its evidence, if any, in connection with any arbitration under this SECTION, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this


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                  SECTION, and the parties shall share equally all other
                  expenses and fees of any third arbitrator.

         7. The arbitrators shall be instructed that their determination of any dispute relating to additional JVA terms and provisions not set forth in EXHIBIT A annexed hereto shall be based solely on what is then customarily included in a joint venture agreement for a joint venture owning a first-class office building in Manhattan which is comparable to the Building, between joint venturers with equal interests therein and consistent with the intent of this Agreement. The arbitrators shall be bound by the provisions of this Agreement and shall not add to, subtract from, or otherwise modify this Agreement.

5.       NOTICES; JURISDICTION.

         1. All notices (collectively, "NOTICES" and individually, a "NOTICE") which are required or desired to be given by either party to the other shall be in writing. All notices by either party to the other shall be sent by nationally recognized overnight carrier to the other party at its address set forth below or personally delivered (with receipt acknowledged) to such address or at such other or additional address as it may from time to time designate in a notice to the other party, but in no event shall a party be required to deliver notices to more than two (2) addressees.

         If to Building Owner:

                  MSDW 745, LLC
                  c/o Morgan Stanley & Co. Incorporated
                  1633 Broadway
                  New York, New York 10019
                  Attention: Principal, Corporate Real Estate and Facilities
                             Management

                  With a copy to:

                  Morgan Stanley & Co. Incorporated
                  1633 Broadway
                  New York, New York 10019
                  Attention: Vice President, Corporate Real Estate and
                             Facilities Management

         If to Land Owner:

                  Rock-Forty-Ninth LLC
                  c/o The Rockefeller Group
                  1221 Avenue of the Americas
                  New York, New York 10020
                  Attention: President


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                  With a copy to:

                  Rock-Forty-Ninth LLC
                  c/o The Rockefeller Group
                  1221 Avenue of the Americas
                  New York, New York 10020
                  Attention: Secretary

         2. Notices which are served upon Land Owner, Building Owner in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder on the date of actual receipt as evidenced by a receipt therefor, and in the event of a failure to deliver by reason of changed address of which no notice was given or refusal to accept delivery, as of the date of such failure. All notices to Guarantor must be given in accordance with the Guaranty.

         3. The parties hereby confer exclusive jurisdiction upon the Supreme Court of New York, New York County (or any successor court of similar jurisdiction) with respect to any judicial action or proceeding arising out of this Agreement.

6. COSTS AND EXPENSES. If Land Owner or Building Owner exercises its option provided in SECTION 2 above, the parties shall share equally the cost of any transfer and similar taxes, title insurance and a then current "ALTA" survey for the Project in connection with the exercise of such option, the transfer of the fifty percent (50%) interest in Building Owner to Land Owner and the transfer of the Land and all of Land Owner's interest in the Ground Lease to Building Owner. Each party shall individually bear all of its other costs incurred in connection with the consummation of the transactions contemplated by the exercise of such option, including, without limitation, any costs expended by the respective parties in complying with the terms of SECTION 5(A) and
         (5)(B) of EXHIBIT A. Moreover, each party shall bear the cost of its own counsel in connection with the preparation and execution of the JVA.

7. NAME OF JOINT VENTURE. If Land Owner or Building Owner exercises its option provided in SECTION 2 above, upon the Option Effective Date the Joint Venture shall change its name to a name mutually acceptable to Land Owner and Building Owner, which name shall reflect that Land Owner and Building Owner Member are equal co-venturers in the Joint Venture, provided, however, that at the election of either Land Owner or Building Owner Member the name of the Joint Venture shall not reflect the name of either of Land Owner or Building Owner Member, or in any way be more favorable to one Venturer than to the other Venturer.

8. CONTINUING LEASES. Any Sublease of space in the Building, or any modification or extension thereof, which has a term, including any renewal options, which extends beyond the Option Effective Date shall be subject to the prior consent of Land Owner, which consent shall not be unreasonably withheld provided said Sublease is on market terms, demises at least one full floor of the Building and the proposed subtenant has


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         financial strength reasonably adequate to perform its obligations under said Sublease (or reasonable security or guaranties are provided) consistent with current practices in the marketplace for Comparable Buildings. Notwithstanding the foregoing, Land Owner's rejection of a Sublease to a Governmental Authority shall be deemed reasonable. Land Owner's consent shall be given or denied within fifteen (15) Business Days of its receipt of a term sheet describing the material economic terms in reasonable detail and reasonably acceptable evidence of the Subtenant's or a guarantor's financial strength (unless reasonable security is provided). Provided Land Owner fails to respond in such fifteen (15) Business Day period, Building Owner shall have the right to deliver a Deemed Approval Notice, and if Land Owner shall fail to respond within five (5) Business Days thereafter, such Sublease shall be deemed approved. (Any such Sublease approved, or deemed approved, by Land Owner pursuant to this SECTION 8 is hereby referred to individually, as a "CONTINUING LEASE," and collectively, the "CONTINUING LEASES").

9. DEFAULT. If either party shall default in the performance of its obligations under this Agreement, it shall be liable to the other party for all damages, losses, liabilities, costs and expenses suffered or incurred by the other party by reason of such default, including, without limitation, reasonable attorney's fees and disbursements. In addition to seeking damages, either party may pursue any other remedy that may be available to such party at law or in equity, including without limitation the remedy of specific performance.

10.      LEASE OPTIONS.

         1. Land Owner, Building Owner and Morgan Stanley & Co. Incorporated ("MS") have, simultaneously herewith, entered into an Option to Lease Space (the "MS LEASE OPTION"), whereby MS or its Affiliate has the option to lease space in all or a portion of the Building from the Joint Venture upon the formation thereof, all as more particularly described in the MS Lease Option (any such lease entered into by MS or an Affiliate of MS pursuant to the MS Lease Option being referred to as the "MS LEASE").

         2. Land Owner, or, at Land Owner's election, an Affiliate of Land Owner, is hereby granted an option ("LAND OWNER'S LEASE OPTION"), which may be exercised only if MS has affirmatively exercised its right to lease space in the Building pursuant to the MS Lease Option, to lease one (1) full floor or two (2) full floors of space available in the Building, all on the terms set forth below:

                  1. Land Owner's Lease Option may be exercised within ninety (90) days after the Election Withdrawal Date (I.E. June 30, 2029, as such date is defined in, and may be extended pursuant to, the MS Lease Option), time being of the essence with respect thereto. During such period Land Owner may elect to exercise Land Owner's Lease Option by written notice to the Building Owner identifying the space (subject to CLAUSES (ii)(1) and (2) below) and the proposed term of such lease (subject to CLAUSE (ii)(3)


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                           below). Land Owner shall not be deemed to have
                           permanently waived its right to exercise the option contemplated by this SECTION 10(B) unless and until
                           (A) Land Owner fails to timely exercise Land Owner's Lease Option as set forth above and (B) either (x) the Initial Election Notice (as such term is defined in the MS Lease Option) contains in boldface capitalized letters a reminder that "LAND OWNER'S FAILURE TO TIMELY EXERCISE ITS OPTION TO LEASE SPACE PURSUANT TO SECTION 10(B) OF THE JV OPTION AGREEMENT WITHIN NINETY (90) DAYS FOLLOWING THE ELECTION WITHDRAWAL DATE WILL RESULT IN THE WAIVER OF LAND OWNER'S RIGHTS UNDER THAT SECTION" or (y) Building Owner delivers a separate reminder notice to Land Owner at any time after the giving of the Initial Election Notice which contains the language set forth in clause (x) above and Land Owner fails to affirmatively exercise its option under this SECTION 10(B) on or before the later of (I) ninety (90) days after the Election Withdrawal Date and (II) if Building Owner delivers the reminder notice pursuant to clause (y) above (as opposed to clause (x)), five
                           (5) Business Days after delivery of that reminder notice.

                  2.       The Land Owner's Lease Option shall be:

                           (1) for one (1) or two (2) full floors of space in the Building which floors (if Land Owner exercises its option with respect to two (2) floors) shall be contiguous to the extent available, except as otherwise reasonably required by Building Owner, subject to Building Owner's reasonable approval of the location of such space, it being understood that if such space consists of two (2) floors, to the extent available and practicable, Building Owner Member shall endeavor to locate such two (2) floors in the same elevator bank;

                           (2) subject to the availability of space in the Building at the time Land Owner exercises Land Owner's Lease Option (provided that Building Owner shall be entitled to deem space to be unavailable if it is vacant or is reasonably anticipated by Building Owner to become vacant more than six (6) months prior to the Option Effective Date); and

                           (3) for a lease term of between five (5) and fifteen (15) years, commencing on the Option Effective Date (but in no event shall such term extend beyond the term of the MS Lease), subject to any then existing future possessory or expansion right of MS, an Affiliate of MS or any third party.


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                  3.       Building Owner shall send Land Owner a notice within
                           thirty (30) days after the exercise by Land Owner of Land Owner's Lease Option either confirming that the floor(s) selected by Land Owner pursuant to clause
                           (i) above are available for lease by Land Owner and approved by Building Owner or stating that one or both of such floors are not available for lease by Land Owner or not reasonably approved by Building Owner and indicating which floor(s), if any, are available for lease by Land Owner and approved by Building Owner. If Building Owner fails to send such notice within said thirty (30) day period, Land Owner shall be entitled to send a reminder notice to Building Owner containing the same information as is required to be contained in Landlord's notice exercising its Land Owner's Lease Option, with a statement, in bold capitalized letters, that the floor(s) selected by Land Owner shall be deemed approved by Building Owner unless Building Owner notifies Land Owner of its objections within five (5) Business Days. If Building Owner fails to so notify Land Owner of its objections within said five (5) Business Day period, the floor(s) selected by Land Owner shall be deemed to have been approved by Building Owner. In the event that Building Owner notifies Land Owner that one or both of the floor(s) selected by Land Owner are not available or not reasonably approved by Building Owner, Land Owner shall, within ten (10) Business Days after Building Owner so notifies Land Owner of the location of the available floor(s), give a notice to Building Owner stating that it either (x) accepts the floor(s) offered by Building Owner (or if Land Owner exercised its option for two (2) floors and Building Owner identified two (2) floors which were available and approved, Land Owner shall indicate that it accepts both, or if the floors indicated by Building Owner are not contiguous, either of such floors, or if Building Owner has given Land Owner more than one alternative, Land Owner shall indicate which floor(s) it has elected to take), (y) rejects the floor(s) offered by Building Owner and withdraws the exercise of its Land Owner's Lease Option (in which event Land Owner shall have no more rights pursuant to this
                           SECTION 10(B)), or (z) disputes Building Owner's position that one or both of the floors selected by Land Owner is unavailable or that Building Owner has acted reasonably in disapproving Land Owner's indicated floor(s), in which case such dispute shall be resolved in accordance with the provisions of
                           SECTION 10(B)(V) above. If the dispute is arbitrated and Building Owner prevails, Land Owner shall not be entitled to withdraw its exercise of Land Owner's Lease Option and shall be required to lease the space designated by Building Owner.

                  4. Any lease entered into by Land Owner (or its Affiliate) pursuant to Land Owner's Lease Option shall have a rental equal to 95% of the then fair market rent for the space and shall be upon such other terms and conditions as set forth in the MS Lease Option, except that (x) Land Owner (or its Affiliate) shall only be entitled to those additional services and rights which, under the MS Lease Option, would have been provided to a tenant which is leasing and/or occupying the amount of space which Land Owner (or its Affiliate) will lease and/or occupy, (y) the level of services and rights granted to Land Owner (or its Affiliate), as tenant, shall at Land Owner's election be less than that required by MS under the MS Lease, and (z) the provisions set forth in SECTION 2(A) of the MS Lease Option and the provisions of
                           SECTION 17, SECTION 26 and the last sentence of
                           SECTION 27 of Exhibit A of the MS Lease Option shall not apply to Land Owner (or its Affiliate).

                  5. Any dispute concerning the terms of the lease with Land Owner (or its Affiliate) which has not been resolved within thirty (30) days after the delivery of Land Owner's notice set forth in SECTION 10(b)(i), above shall be resolved by arbitration pursuant to the terms of SECTION 6 of the MS Lease Option.

                  6. Though the Land Owner's Lease Option set forth herein shall be self-operative, upon either party's request, Land Owner and Building Owner shall execute and deliver, with respect thereto, an instrument confirming the terms thereof, a recordable memorandum of the same, and any further documents reasonably in furtherance of the terms of this SECTION 10(B).

                  7. In no event shall the Leasing Agent be entitled to any commission or other fee in connection with space leased by Land Owner or its Affiliate in the Building pursuant to this SECTION 10(B) or otherwise.

                  8. Fair market rent shall be determined in the same manner as provided in the MS Lease Option. Pending any determination of fair market rent, Land Owner shall pay, as rent, an amount based upon the rent per square foot of rentable area payable under the MS Lease, subject to adjustment in the same manner as provided in the MS Lease Option.

11.      SHARED CAPITAL IMPROVEMENTS.

         1. Building Owner Member shall be entitled to reimbursement for a portion of certain capital improvements made to the Building by Building Owner in accordance with the provisions of this
                  SECTION 11.

         2. Subject to the terms of this SECTION 11, Land Owner shall reimburse Building Owner Member for fifty percent (50%) of the Reimbursable Amount (as hereinafter defined) for Shared Capital Improvements to the extent paid for by Building Owner prior to the Option Effective Date. Subject to the terms of this SECTION 11, in the case of any Shared Capital Improvements which are commenced prior to the Option Effective Date and not completed prior thereto ("INCOMPLETE SHARED CAPITAL IMPROVEMENTS"), the Reimbursable Amount for such Incomplete Shared Capital Improvements shall mean the amount of costs actually paid by Building Owner to perform the same on or prior to the Option Effective Date and the Joint Venture shall be responsible for the completion of such Incomplete Shared Capital Improvements and the costs incurred by the Joint Venture to do so shall constitute Joint Venture expenses.

3.       The following terms shall have the meanings set forth below:

         1. "DEPRECIABLE LIFE" shall mean the period (which is not in violation of any Legal Requirements) which is the greater of
                  (i) the period over which said Shared Capital Improvement was or will actually be depreciated on Building Owner's annual tax returns or (ii) the period over which said Shared Capital Improvement was or will actually be depreciated on Building Owner's financial books.

         2. "SHARED CAPITAL IMPROVEMENT" shall mean any capital improvement, repair or replacement to the Project (i) which has an individual cost exceeding an amount equal to $1,000,000 (such amount, as increased pursuant to the further provisions hereof, is the "THRESHOLD AMOUNT"), increased by a fraction, the numerator of which is the CPI on the date of the installation of such Shared Capital Improvement and the denominator of which is the CPI on the date of this Agreement, but in no event shall such Threshold Amount exceed $5,000,000;
                  (ii) the installation of which is commenced within the seven
                  (7) Lease Years prior to the Option Effective Date; and (iii) which is reasonably required to comply with Building Owner's obligations, as Tenant, under SECTION 8.2 and SECTION 11.1 of the Ground Lease.

4. The cost of any Shared Capital Improvement (other than any Incomplete Shared Capital Improvement), subject to Land Owner's right to dispute the reasonableness thereof as set forth below, shall be amortized over its Depreciable Life from the date of completion of such Shared Capital Improvement with interest at the Prime Rate. The portion, if any, of the cost of such Shared Capital Improvement (with interest as provided above) which has not been amortized pursuant to the preceding sentence as of the Option Effective Date as agreed to (or deemed agreed to) between Land Owner and Building Owner or as determined by arbitration pursuant to SECTION 11(D)(II) below shall be herein referred to as the "REIMBURSABLE AMOUNT":

         1. Building Owner shall provide Land Owner written notice of the proposed Shared Capital Improvement, which notice (the "REIMBURSEMENT NOTICE") may be given before or after the commencement of any Shared Capital Improvement, but no later than the Option Effective Date, and shall include (a) a description of the improvement, (b) preliminary specifications for such improvement, (c) the reason for such improvement,

                  (d) for informational purposes only, the estimated cost of undertaking the improvement and (e) for informational purposes only, an estimate of the improvement's Depreciable Life.


         2. Land Owner shall have the right to give a notice to Building Owner within thirty (30) days after its receipt of any Reimbursement Notice objecting to the same only if Land Owner believes in good faith that the improvement described therein does not satisfy the definition of Shared Capital Improvement. Any such notice from Land Owner shall specify in reasonable detail the reasons for Land Owner's objection. If Land Owner fails to give such objection notice within such thirty (30) day period, Building Owner shall have the right to deliver to Land Owner a Deemed Approval Notice, and if Land Owner shall fail to respond within five (5) Business Days thereafter, the improvement described in such Reimbursement Notice and Deemed Approval Notice shall be deemed to be a Shared Capital Improvement. If Land Owner timely gives such objection notice, and the dispute is not resolved within thirty (30) days after the giving of such objection notice, the dispute shall be submitted to arbitration in accordance with the provisions set forth in ARTICLE 33 of the Ground Lease, and the resulting determination shall be binding on the Land Owner and Building Owner.

         3. Following the completion of the Shared Capital Improvement, other than any Incomplete Shared Capital Improvement, Building Owner shall provide Land Owner with notice (the "COST NOTICE"), which Cost Notice shall include (a) the cost of the improvement, (b) the actual Depreciable Life over which the Shared Capital Improvement is being or will be depreciated on the Building Owner's annual tax returns or on the Building Owner's financial books, and (c) Building Owner's proposed Reimbursable Amount for such Shared Capital Improvement (it being understood that Land Owner cannot object to the Depreciable Life). On the Option Effective Date, Building Owner shall also notify Land Owner in a Cost Notice of the actual cost paid by Building Owner to date for any Incomplete Shared Capital Improvements.

         4. Land Owner shall have the right to give a notice (the "COST OBJECTION") to Building Owner within thirty (30) days after its receipt of any Cost Notice objecting to the same only if Land Owner believes in good faith that the cost of such improvement as specified in the Cost Notice is more than five percent (5%) in excess of the reasonable cost which should have been reasonably incurred to complete such improvement (or in the case of any Incomplete Shared Capital Improvement, if Land Owner believes in good faith that the costs set forth in the applicable Cost Notice were not actually paid by Building Owner, or that the contracted costs for the Incomplete Shared Capital Improvement (i.e. contracted costs paid to date plus contracted cost to complete) is more than 5% in excess of the reasonable cost which should have been reasonably contracted therefor) or that Building Owner has made a mathematical mistake in calculating the Reimbursable Amount. Any Cost Objection shall specify in reasonable detail the reasons for Land Owner's objection (including, without limitation, (x) with respect to Shared Capital Improvements other than Incomplete Shared Capital Improvements the amount that Land Owner believes in good faith is the reasonable cost which should have been reasonably incurred to complete such improvement, and (y) with respect to any Incomplete Shared Capital Improvement, the amount that Land Owner believes in good faith was actually paid by Building Owner for such Incomplete Shared Capital Improvement on or prior to the Option Effective Date or, if applicable, the cost that should have been reasonably contracted for such Incomplete Shared Capital Improvement).


         5. (A) In the case of any Shared Capital Improvement other than any Incomplete Shared Capital Improvements, the difference between the cost of the improvement as specified in the Cost Notice and Land Owner's good faith determination of the reasonable cost of the improvement as set forth in the Cost Objection or (B) in the case of any Incomplete Shared Capital Improvement, the difference between the actual costs paid by Building Owner as specified in the Cost Notice and the amount that Land Owner believes in good faith was actually paid, in either case shall be referred to herein as the "DISPUTED AMOUNT" and any dispute concerning the Disputed Amount which is not resolved within thirty (30) days after the delivery of the Cost Objection shall be submitted to arbitration for resolution pursuant to the provisions of Article 33 of the Ground Lease.

         6. If Land Owner fails to deliver a Cost Objection within such thirty (30) day period, Building Owner shall have the right to deliver to Land Owner a Deemed Approval Notice, and if Land Owner shall fail to respond within five (5) Business Days thereafter, the Cost Notice shall be deemed approved by Land Owner.

         7. (A) If Land Owner fails to timely deliver a Cost Objection in accordance with clauses (iv) and (vi) above with respect to a Shared Capital Improvement, then Land Owner shall reimburse Building Owner Member for 50 % of the Reimbursable Amount for such Shared Capital Improvement on the later of (x) the Option Effective Date and (y) ten (10) Business Days after the expiration of the five (5) Business Day Period after a Deemed Approval Notice has been delivered by Building Owner in accordance with clause (vi) above.

                  (B) If Land Owner timely delivers a Cost Objection in accordance with clause (iv) or (vi) above with respect to any Shared Capital Improvement, then Land Owner shall reimburse Building Owner Member for 50% of the Reimbursable Amounts, less any Disputed Amounts, in respect of such Shared Capital Improvement on the later of (x) the Option Effective Date and (y) ten (10) Business Days after the date the applicable Cost Objection is timely given. If Land Owner timely delivers a Cost Objection with respect to any Shared Capital Improvement and the dispute is not resolved within ten (10) Business Days after the giving of such Cost Objection, either party may submit the dispute to arbitration in accordance with the provisions set forth in ARTICLE 33 of the Ground Lease and the resulting determination shall be binding on Land Owner and Building Owner. Any amounts determined to be payable by the resolved arbitration shall be payable to Building Owner Member on the later of (1) the Option Effective Date or (2) the date which is ten (10) Business Days after the resolution of the arbitration, together with interest thereon at the Prime Rate from the date on which such amount would otherwise have been paid.

                  (C) If Land Owner timely delivers a Cost Objection with respect to any Incomplete Shared Capital Improvement objecting that Land Owner believes in good faith that the contracted costs for such Incomplete Shared Capital Improvement are more than 5% in excess of the reasonable cost which should have been reasonably contracted therefor (which Cost Objection includes the cost that Land Owner believes in good faith should have been reasonably contracted therefor) and such dispute is not resolved within thirty (30) days after the delivery of such Cost Objection, such dispute shall be submitted to arbitration for resolution pursuant to the provisions of ARTICLE 33 of the Ground Lease. If pursuant to such arbitration it is determined that the amount that should have been reasonably contracted for such Incomplete Shared Capital Improvement exceeds the actual contracted costs for such Incomplete Shared Capital Improvement pursuant to Building Owner's contracts therefor entered into prior to the Option Effective Date (the amount of such excess with respect to any such Incomplete Shared Capital Improvement is called a "CONTRACT EXCESS"), upon the completion of such Incomplete Shared Capital Improvement and the payment by the Joint Venture of all costs for such completion, the Land Owner shall be entitled to a credit in an amount equal to 50% of the Contract Excess for such Incomplete Shared Capital Improvement, which credit shall be paid in accordance with
                  SECTION 7 of EXHIBIT A attached hereto.

         5. Nothing in this SECTION shall be deemed to affect Building Owner's right to perform any improvement, repair or replacement it may desire to perform (subject to the terms of the Ground Lease) without giving any Reimbursement Notice or Cost Notice to Land Owner. Further, if Building Owner does elect to give a Reimbursement Notice or Cost Notice to Land Owner with respect to any such improvement, repair or replacement and Land Owner timely objects to the same in accordance with this SECTION, nothing in this SECTION shall be deemed to affect Building Owner's right to perform the same without waiting for the resolution of such dispute.

         6. For informational purposes only, Building Owner shall deliver to Land Owner true copies of the Building's capital budget for each Lease Year in which neither RCMC nor any other Affiliate of Land Owner was the property manager of the Project commencing with the thirty-second (32nd) Lease Year.


12.      MISCELLANEOUS PROVISIONS.

         1. The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Agreement, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option.

         2. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of the change or termination is sought. THE GUARANTY PROVIDES IN PART THAT GUARANTOR IS NOT BOUND BY ANY MODIFICATION OR AMENDMENT TO THIS AGREEMENT OR THE JVA WHICH INCREASE THE OBLIGATIONS OR DECREASE THE RIGHTS OF BUILDING OWNER OR BUILDING OWNER MEMBER HEREUNDER UNLESS GUARANTOR SHALL HAVE CONSENTED TO SUCH MODIFICATION OR AMENDMENT IN WRITING.

         3. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York and without aid of any canon or rule of law requiring construction against the party drawing or causing this Agreement or any provision thereof to be drawn.

         4. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number, or any other gender, as the context may require.

         5. The terms "herein," "hereby," "hereof," "hereunder," and words of similar import, shall be construed to refer to this Agreement as a whole, and not to any particular Article or SECTION, unless expressly so stated.

         6. The provisions of this Agreement shall not be construed for the benefit of any third party, except as otherwise provided herein.

         7. THE PARTIES HERETO HEREBY KNOWINGLY WAIVE ANY RIGHT TO A TRIAL BY JURY FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.

         8. The section headings of this Agreement (including EXHIBIT A annexed hereto) are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

         9. Each of the options provided in SECTIONS 2(A) and 2(B) hereof are being granted in connection with the Ground Lease and therefore the parties believe such options are not subject to the Rule Against Perpetuities (the "RULE"). Nonetheless, the parties agree that to avoid any violation of such Rule, to the extent either option is deemed subject thereto, each such option must be exercised, if at all, on or before the date which is 21 years following the death of the last to die of Governor Hugh Carey and the descendants of John D. Rockefeller, Jr. and any of their respective descendants who are lives in being as of the date of this Agreement.

13. BANKRUPTCY REMOTE ENTITY. Each of the covenants and agreements contained in Sections 1.4, 3.1, 3.2, 3.5, 3.6 and 7.1 of the Limited Liability Company Agreement of Land Owner, Paragraphs 3, 4, 5 and 6 of the Amended and Restated Certificate of Formation of Land Owner, Articles 2, 6, 7 and 8 of the Certificate of Incorporation of Rock-Forty-Ninth, Inc., as amended by the Certificate of Amendment of the Certificate of Incorporation of Rock-Forty-Ninth Inc., and Articles 2, 6, 7 and 8 of the Certificate of Incorporation of Rock-Plaza, Inc. (collectively, the "SPE Covenants") are hereby incorporated herein by reference as if fully set forth herein for the benefit of Building Owner. Each of Land Owner, Rock-Forty-Ninth, Inc. and Rock-Plaza, Inc. hereby covenant and agree to comply, at all times, with the SPE Covenants contained in their respective organizational documents and Rock-Forty-Ninth, Inc. and Rock-Plaza, Inc. further covenant and agree to cause Land Owner to comply, at all times, with the SPE Covenants contained in the Limited Liability Company Agreement and Amended and Restated Certificate of Formation of Land Owner. Land Owner shall not, at any time prior to the termination of the Landlord Pledge, without Building Owner's prior consent, amend or modify or permit the amendment or modification of any of the so-called "separateness covenants" contained in the organizational documents of Land Owner and Land Owner's respective members or any other provisions contained therein which would impair the ability of Building Owner to enforce its rights as pledgee under the Landlord Pledge.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       LAND OWNER:

                                       ROCK-FORTY-NINTH LLC
                                       By:  Rock-Forty-Ninth, Inc., its Member


                                       By: /s/ Gwen A. Rowden
                                          --------------------------------------
                                          Name:  Gwen A. Rowden
                                          Title: Vice President


                                       BUILDING OWNER:

                                       MSDW 745, LLC
                                       By: MS Financing Inc., Member


                                       By: /s/ Owen D. Thomas
                                          --------------------------------------
                                          Name:  Owen D. Thomas
                                          Title: Vice President

IF BUILDING OWNER OR LAND OWNER EXERCISES ITS OPTION IN ACCORDANCE WITH SECTION 2 OF THIS AGREEMENT, BUILDING OWNER MEMBER AGREES TO CAUSE LAND OWNER TO BE ADMITTED AS A 50% OWNER IN BUILDING OWNER IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, INCLUDING THE EXECUTION AND DELIVERY OF THE JVA BY BUILDING OWNER MEMBER.

BUILDING OWNER MEMBER:

MS FINANCING INC.


By: /s/ Owen D. Thomas
   -----------------------
Name:  Owen D. Thomas
Title: Vice President

THE UNDERSIGNED ENTITIES AGREE TO BE BOUND BY THE PROVISIONS OF SECTION 13
HEREOF:

ROCK-FORTY-NINTH, INC.                             ROCK-PLAZA, INC.


By: /s/ Gwen A. Rowden                             By: /s/ Gwen A. Rowden
   ------------------------                           --------------------------

                                    EXHIBIT A

                              MATERIAL TERMS OF JVA

14.      DEFINED TERMS; SECTION REFERENCES.

         1. Terms used in this EXHIBIT A without definition shall have the respective meanings ascribed to them in the Agreement to which this EXHIBIT A is annexed (the "AGREEMENT"), or if not so defined, as such terms are defined in the Ground Lease.

         2. Any section references contained in this Exhibit A shall refer to other sections in this EXHIBIT A, unless specifically stated otherwise.

15. CO-VENTURERS. The sole initial parties (individually, a "VENTURER," and collectively, the "VENTURERS") of the Joint Venture shall be Land Owner and the owner(s) of all of the interests in Building Owner immediately prior to the Option Effective Date (the "BUILDING OWNER MEMBER") (or their successors and assigns permitted hereunder). No Venturer nor the Joint Venture shall be responsible or liable for any indebtedness or obligation of the other Venturer incurred either before or after the execution of the JVA, except that the Joint Venture shall be bound by and be responsible for the following matters (collectively, the "CONTINUING PROJECT OBLIGATIONS"):

         1. any joint responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of the JVA; and

         2. obligations arising on or after the Option Effective Date under all of the following: (a) Continuing Leases, brokerage agreements and construction and other contracts relating thereto; (b) the MS Lease, if any; (c) the Ground Lease; (d) any contracts entered into by Building Owner prior to the Option Effective Date so long as the same are terminable upon not more than thirty (30) days' notice without payment of any penalty or otherwise approved in writing by Land Owner; (e) any customary union contracts affecting the Project; (f) any lease entered into by Land Owner or an Affiliate of Land Owner pursuant to the Land Owner's Lease Option; (g) the Permitted Exceptions and other easements, permits, approvals, covenants and restrictions entered into by Building Owner in accordance with the terms of the Ground Lease; (h) construction and other contracts and other obligations relating to Incomplete Shared Capital Improvements; and (i) any other obligation or agreement approved by Land Owner in writing as being a Continuing Project Obligation.

16. PURPOSE. The purpose of the Joint Venture will be to own, manage, lease, mortgage, operate, alter and dispose of the Project and to engage in such other activities, and to enter into such agreements, as may be necessary or advisable in connection with the promotion or conduct of the business of the Joint Venture or the Project. The Joint Venture shall not engage in any other business without the consent of all of the Venturers.

17. PRINCIPAL OFFICE. The principal place of business of the Joint Venture shall be located at the principal office of the Operating Venturer in New York City.

18.      INITIAL CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS; APPORTIONMENTS.

         1. On the Option Effective Date, Land Owner shall contribute to the Joint Venture its fee interest in the Land and all of its right, title and interest in, to and under the Ground Lease and all rights relating to the Land and the Ground Lease, free and clear of all liens, claims and encumbrances, subject only to the Permitted Exceptions, the Ground Lease and any matters created or otherwise consented to in writing by Building Owner.

         2. On the Option Effective Date, Building Owner shall cause the Building, the Building Equipment and all rights relating thereto to be free and clear of all liens, claims and encumbrances, subject only to the Continuing Project Obligations and such other matters created or otherwise consented to in writing by Land Owner. The following additional provisions shall apply to the Building:

                  1. On the Option Effective Date, Building Owner shall cause the Building to be in compliance in all material respects with all Requirements (other than any Requirements then being contested in accordance with the Ground Lease) and otherwise in working order, condition and repair in accordance with the standard set forth in Section 11.1 of the Ground Lease, subject only to reasonable wear and tear. With respect to any non-compliance with the Requirements which is not material as of the Option Effective Date (other than any Requirements then being contested in accordance with the Ground Lease), Building Owner Member shall, promptly after the Option Effective Date, at its sole cost and expense, take whatever action may be reasonably necessary to cure such non-compliance; provided, however, that if such non-compliance would not exist but for the existence of an Incomplete Shared Capital Improvement, the completion of such Incomplete Shared Capital Improvement shall be the responsibility of the Joint Venture and the costs incurred in connection therewith shall be expenses of the Joint Venture other than any fines and penalties arising as a result of the late commencement or delayed prosecution thereof prior to the Option Effective Date which shall be paid by Building Owner Member (unless such fines and penalties resulted from delays caused by force majeure, in which case they shall be borne by the Joint Venture). Building Owner Member shall have the right to continue contesting any such contested Requirements and, if it is determined that the Joint Venture must comply with the same, Building Owner Member shall, at its sole cost and expense, take whatever action may be reasonably necessary to comply therewith. The Joint Venture and Land Owner shall, at Building Owner Member's sole cost and expense, reasonably cooperate with Building Owner Member in connection with this clause. Any tenant improvements constructed by or on behalf of Building Owner, any machinery, apparatus and equipment excluded from "Building Equipment" pursuant to clause
                           (i) of the definition of "Building Equipment" in the Ground Lease, all personal property of Building Owner and all licenses, permits, guaranties, warranties, plans, specifications, and other intangible property of Building Owner which are not required for the operation of the Building or the Building Equipment and all cash on hand and any other claims, awards, proceeds and accounts receivable which are not apportioned in accordance with SECTION 5(B)(II) hereof, any rights or claims of Building Owner against Land Owner or its Affiliates under the Affiliate Contracts or the Ground Lease and any other obligations of Building Owner which do not constitute Continuing Project Obligations shall be transferred and assigned by Building Owner to, and assumed by, Building Owner Member or its Affiliates without any liability to Land Owner or the Joint Venture. The Joint Venture and Land Owner shall execute such instruments as may be reasonably necessary to effect any such transfer.

                  2. All rents under the Continuing Leases and all expenses of the Land and the Building shall be apportioned between Building Owner Member and the Joint Venture as of 11:59 p.m. of the day immediately preceding the Option Effective Date. Such prorated expenses shall include without limitation the following:

                  (1) taxes and assessments levied against the Land or the Building;

                  (2) utility charges, such charges to be apportioned on the Option Effective Date on the basis of the most recent meter reading occurring prior to the Option Effective Date (dated not more than thirty (30) days prior to the Option Effective Date) or, if unmetered, on the basis of a current bill for each such utility;

                  (3)      inventory and supplies;

                  (4) fees and expenses payable or receivable under any Continuing Project Obligation; and

                  (5) leasing commissions, costs of tenant improvements, work allowances and base building work performed for a tenant relating to the initial term or renewal term in effect on the Option Effective

                           Date of any Continuing Lease, which have been paid by Building Owner before the Option Effective Date (the "Apportioned Continuing Lease Costs"), each of which shall be amortized over such term on a straight-line basis and apportioned accordingly; provided however, any credit resulting to the Building Owner Member hereunder shall not be paid on the Option Effective Date, but shall be paid in accordance with SECTION 7 hereof. With respect to similar items payable after the Option Effective Date, the same shall be paid by the Joint Venture, and amortized and apportioned in the same manner as provided above, and 50% of any resulting credit to the Joint Venture shall be paid to Land Owner in accordance with SECTION 7 hereof. Notwithstanding the foregoing, any leasing commissions, costs of tenant improvements, work allowances and base building work relating to Continuing Leases and payable with respect to a renewal term commencing after the Option Effective Date or with respect to any expansion space added to the premises after the Option Effective Date or arising out of any amendments, modifications or separate agreements entered into after the Option Effective Date shall be expenses of the Joint Venture and not be part of any credit owed to the Joint Venture.

         3.       Notwithstanding anything to the contrary contained above:

                  (1) On the Option Effective Date, any security deposits actually held by Building Owner pursuant to any Continuing Leases (to the extent such security deposits have not been applied against delinquent rents or otherwise as provided in the Continuing Leases) shall be transferred to a new bank account established by the Joint Venture for the purpose of holding tenant security deposits.

                  (2) Any taxes paid at or prior to the Option Effective Date shall be prorated based upon the amounts actually paid. If taxes due and payable during the year in which the Option Effective Date occurs have not been paid before the Option Effective Date, Building Owner Member shall be responsible for that portion of such taxes which relates to the period before the Option Effective Date and the Joint Venture shall be responsible for the portion of such taxes which relates to the period from and after the Option Effective Date. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes for the year of the Option Effective Date differ from the amount apportioned as of the Option Effective Date, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty
                           (30) days after such amounts are determined following the Option Effective Date. Assessments shall be equitably apportioned between Building Owner Member and the Joint Venture.

                  (3) The following provisions shall apply to any unpaid or delinquent rent under any Continuing Leases:

                           (1) Unpaid and delinquent rent under any Continuing Leases collected by Building Owner Member or the Joint Venture after the Option Effective Date shall be applied as follows: all rent received by Building Owner Member or the Joint Venture after the Option Effective Date shall be applied (A) first, to the month in which the Option Effective Date occurs, which rent shall be apportioned between Building Owner Member and the Joint Venture as provided above; (B) second, to Building Owner Member, all rent accruing within the first thirty (30) days preceding the Option Effective Date; (C) third, to the Joint Venture, any delinquent rents for any period after the month in which the Option Effective Date occurs; and (D) fourth, to Building Owner Member, any delinquent rents for any period prior to the first (30) days preceding the Option Effective Date. Building Owner Member shall be entitled to receive all rents collected by Building Owner Member or the Joint Venture after the Option Effective Date which relate to any leases which expired or were terminated prior to the Option Effective Date.

                           (2) The Joint Venture will make a good faith effort after the Option Effective Date to collect all rents in the usual course of the Joint Venture's operation of the Building. Building Owner may attempt to collect any delinquent rents owed Building Owner and may institute any lawsuit or collection procedures, but may not evict any tenant. In the event that there shall be any rents or other charges under any leases which, although relating to a period prior to the Option Effective Date, do not become due and payable until after the Option Effective Date or are paid prior to the Option Effective Date but are subject to adjustment after the Option Effective Date (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by the Joint Venture or its agents or Building Owner Member or its agents subsequent to the Option Effective Date shall, to the extent applicable to a period extending through the Option Effective Date, be prorated between Building Owner Member and the Joint Venture as of the Option Effective Date and Building Owner Member's portion thereof shall be remitted promptly to Building Owner Member by the Joint Venture and the Joint Venture's portion thereof, if received by the Building Owner Member, shall be remitted promptly to the Joint Venture by the Building Owner Member.

                           (3) If Building Owner Member collects any unpaid or delinquent rent for the Building, Building Owner Member shall, within fifteen
                                    (15) days after the receipt thereof, deliver to the Joint Venture any such rent which the Joint Venture is entitled to hereunder and if the Joint Venture collects any unpaid or delinquent rent for the Building, the Joint Venture shall, within fifteen (15) days after the receipt thereof, deliver to Building Owner Member any such rent which Building Owner Member is entitled to hereunder.

                           (4) Building Owner Member may file an appeal of the real property tax assessment in respect of the Project, and may take related action which Building Owner Member deems appropriate in connection therewith for any tax year through and including the tax year in which the Option Effective Date occurs; provided, however, (x) from and after the Option Effective Date, the Joint Venture shall have the right and obligation to continue diligently to prosecute any contest commenced by Building Owner for the reduction of real property taxes or assessments relating to the Project for the tax year in which the Option Effective Date occurs (the "PRESENT TAX CONTEST"), and (y) subject to Building Owner Member's approval, not to be unreasonably withheld or delayed (and which approval shall be deemed given if Building Owner Member shall not object thereto within fifteen (15) Business Days after request therefor by the Joint Venture and the Joint Venture gives a Deemed Approval Notice to Building Owner Member after said fifteen (15) Business Day period, and Building Owner Member shall not object thereto within five (5) Business Days after the giving of said Deemed Approval Notice), the Joint Venture shall have the right to settle or discontinue the Present Tax Contest. If there shall be any refund of the taxes which are the subject of such pending Present Tax Contest, such refund, together with any interest thereon paid by the taxing authority, shall be paid first, to Building Owner Member and the Joint Venture in respect of the expenses incurred by the Building Owner prior to the Option Effective Date and by the Joint Venture after the Option Effective

                                    Date in obtaining such refund, second to tenants in respect of refunds payable to tenants of the Building pursuant to their leases and third, the balance of such refund shall be apportioned between the Joint Venture and Building Owner Member. Subject to the terms set forth below, Building Owner Member shall own and hold all right, title and interest in and to any appeal and refund of real property taxes paid with respect to any tax year prior to the tax year in which the Option Effective Date occurs and the Joint Venture and Land Owner shall execute such instruments as may be necessary or reasonably desirable to transfer such right, title and interest to Building Owner Member. After the Option Effective Date, Building Owner Member shall not settle any contest for the reduction of real property taxes or assessments relating to the Project for any tax year prior to the tax year in which the Option Effective Date occurs without the Land Owner's prior consent, which consent shall not be unreasonably withheld or delayed and shall be deemed granted if, within fifteen (15) business days after Building Owner Member's delivery of a notice requesting such approval, the Land Owner shall fail to object by notice to Building Owner Member and such failure shall continue for an additional five (5) Business Days after a Deemed Approval Notice is given to the Land Owner. Any refund attributable to tax years prior to the tax year in which the Option Effective Date occurs shall be the sole property of the Building Owner Member. Any dispute under this clause (4) shall be settled by arbitration.

                           (5) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of the Option Effective Date shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration within one hundred eighty
                                    (180) days after the Option Effective Date, or as soon thereafter as the precise amounts can be ascertained. The Joint Venture shall promptly notify Building Owner Member when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, the Joint Venture shall prepare, and certify as correct, a final proration statement which shall be subject to Building Owner Member's approval, such approval not to be unreasonably withheld or delayed. Upon Building Owner Member's acceptance and approval of any final proration statement submitted by the Joint Venture, such statement shall be conclusively deemed to be accurate and final.

                           (6) If pursuant to the apportionments provided herein, a net amount is owed by Building Owner Member, then Building Owner Member shall pay such amount to the Joint Venture on the Option Effective Date, or if a net amount is owed by the Joint Venture, then Land Owner shall pay to Building Owner Member 50% of such net amount on the Option Effective Date. This CLAUSE (6) shall not apply to credits derived under SECTION 5(B)(II)(5), which shall be paid in accordance with SECTION 7(A) below.

                           (7) The JVA shall contain provisions whereby Building Owner Member shall indemnify the Joint Venture (and its officers, directors, members, shareholders, partners, trustees, beneficiaries, agents and employees) from and against any and all claims, demands, causes of action, liabilities, losses, deficiencies and damages, as well as costs and expenses (including reasonable attorneys' fees and court costs), interest and penalties related thereto, asserted against, or incurred by any such indemnified party by reason of or resulting or arising from (A) the ownership, leasing, maintenance and/or operation of the Building during Building Owner's ownership thereof (other than expenses to be apportioned pursuant to
                                    Section 5(b) above and payment of Land
                                    Owner's share of Shared Capital Improvements under SECTION 11 of the Agreement and Continuing Project Obligations), and (B) the ownership, leasing, maintenance and/or operation of other properties and any other activities, operations, businesses, concerns or other matters engaged in or performed by Building Owner or for which Building Owner is or may be deemed to be liable or responsible, including without limitation any pledges, security agreements, mortgages and other obligations and liabilities arising therefrom. The foregoing is not intended to affect the rights of Building Owner or Land Owner or their respective Affiliates under the Affiliate Contracts. In no event shall Building Owner Member be liable to Land Owner for consequential damages.

                           (8) The JVA shall contain provisions whereby the Joint Venture shall indemnify Building Owner Member (and its respective officers, directors, members, shareholders, partners, trustees, beneficiaries, agents and employees) from and against any and all claims, demands, causes of action, liabilities, losses, deficiencies and damages, as well as costs and expenses (including reasonable attorneys' fees and court costs), interest and penalties related thereto, asserted against, or incurred by any such indemnified party by reason of or resulting or arising from the ownership, leasing, maintenance and/or operation of the Building during the Joint Venture's period of ownership thereof, including for Continuing Project Obligations. The foregoing is not intended to affect the rights of Building Owner or Land Owner or their respective Affiliates under the

                                    Affiliate Contracts. In no event shall the Joint Venture be liable to Building Owner Member for consequential damages.

                  4. The capital account of each Venturer shall be credited with one-half of the Fair Market Value of the Project as of the Option Effective Date.

                  5. Each Venturer shall, additionally, contribute fifty (50%) percent of the working capital requirements of the Joint Venture as set forth in the First Budget.

         3. The initial respective interests of the Venturers in and to all real and personal property, moneys and profits of the Joint Venture, and their respective shares of all losses, expenses, obligations and liabilities of the Joint Venture (the "PERCENTAGE INTERESTS") shall be as follows:

                           Land Owner              50%
                           Building Owner Member   50%

19.      ADDITIONAL CAPITAL CONTRIBUTIONS; ADVANCES TO THE JOINT VENTURE.

         1. The JVA shall contain provisions for either Venturer to call upon each Venturer to provide funds (the "REQUESTED AMOUNT") within thirty (30) days (unless a shorter time period is reasonably required under the circumstances), if such Venturer reasonably determines that funds are required (i) for the operation of the business of the Joint Venture in accordance with the Budget, (ii) to cure any default under any debt of the Joint Venture or (iii) to pay the costs of improvements in order to comply with any Requirements if the failure to pay the same would have an immediate material adverse affect on the Project. Such advances shall be made as capital contributions to the Joint Venture by both Venturers unless otherwise agreed upon in writing by both Venturers. Each Venturer shall contribute its Percentage Interest of the Requested Amount.

         2. If a Venturer ( the "WITHHOLDING VENTURER") fails to advance its Percentage Interest of the Requested Amount within the time period provided in SECTION 6(A) above, and such failure continues for five (5) Business Days after a reminder notice is delivered to such Venturer from the other Venturer, the other Venturer (the "NON-WITHHOLDING VENTURER") shall have the right to (i) contribute to the Joint Venture for its own capital account the Percentage Interest of the Requested Amount due from the Withholding Venturer (the "DEFICIENCY"), in which event the respective Percentage Interests shall be recalculated as set forth in SECTION 6(C) below, or (ii) make a loan to the Withholding Venturer (a "DEFICIT LOAN").

         3. If the Non-Withholding Venturer advances the Deficiency as a capital contribution pursuant to SECTION 6(B)(I) above or converts a Deficit Loan to a capital contribution pursuant to SECTION 6(D) below, then the Percentage Interests of the Venturers shall be recalculated so that (i) the Percentage Interest of the Withholding Venturer shall be reduced by subtracting therefrom the product of (A) the Withholding Venturer's then Percentage Interest in the Joint Venture, multiplied by (B) a fraction, the numerator of which shall be 1.25 times the Deficiency and the denominator of which shall be the sum of all capital contributions theretofore made by such Withholding Venturer plus the Withholding Venturer's Percentage Interest of such Requested Amount, and (ii) the Percentage Interest of the Non-Withholding Venturer shall be increased by the same amount.

         4. Deficit Loans shall bear interest at the Prime Rate plus four percent (4%) per annum and, at the option of the Non-Withholding Venturer, shall be converted to a capital contribution with the subsequent recalculation of Percentage Interest of the Venturers as provided in SECTION 6(C) above. Any interest due in any fiscal year on any Deficit Loan which is not paid shall be added to the principal amount of said Loan at the end of such fiscal year. All Deficit Loans shall automatically become due and payable upon the transfer by the Withholding Venturer or the Non-Withholding Venturer of its interest in the Joint Venture. All distributions to any Withholding Venturer shall be paid to the Non-Withholding Venturer first towards payment of interest, then principal under any Deficit Loan, until the same is paid in full.

20.      DISTRIBUTIONS; PROFITS AND LOSSES.

         1. The Joint Venture shall distribute to the Venturers quarterly within thirty (30) days after the close of each fiscal quarter, an amount equal to the Joint Venture's net cash flow (I.E., cash receipts less cash expenses) as of the end of such fiscal quarter, subject to reserves set forth in the Budget. Net cash flow distributions shall be distributed to the Venturers in accordance with their respective Percentage Interests except that (i) to the extent there is a Building Owner Member credit pursuant to SECTION 5(B)(II)(5) above, prior to either Venturer receiving any distributions which it would otherwise be entitled to receive under this SECTION 7, such distributions shall first be paid to Building Owner Member until such time as 100% of such credit has been paid in full to Building Owner Member, (ii) to the extent there is a Joint Venture credit pursuant to SECTION 5(b)(ii)(5) as a result of payments with respect to Continuing Leases made after the Option Effective Date, prior to Building Owner Member receiving any distributions which it would otherwise be entitled to receive under this SECTION 7, such distributions otherwise payable to Building Owner Member hereunder shall first be paid to Land Owner until such time as 50% of such credit has been paid in full to Land Owner and (iii) to the extent Land Owner is entitled to a credit pursuant to Section 11(d)(vii)(C) of the Agreement as a result of any Contract Excess with respect to any Incomplete Shared Capital Improvement, prior to Building Owner Member receiving any distributions which it would otherwise be entitled to receive under this SECTION 7, such distributions shall first be paid to Land Owner until such time as such credit has been paid in full. Net proceeds resulting from sales, financings, Joint Venture liquidation and other extraordinary events shall be distributed to the Venturers in accordance with their respective Percentage Interests, except that (i) to the extent there is a Building Owner Member credit pursuant to SECTION 5(B)(II)(5), prior to either Venturer receiving any distributions which it would otherwise be entitled to receive under this SECTION 7, such distributions shall first be paid to Building Owner Member until such time as 100% of such credit has been paid in full to Building Owner Member, (ii) to the extent there is a Joint Venture credit pursuant to SECTION 5(B)(II)(5) hereof as a result of payments with respect to Continuing Leases made after the Option Effective Date, prior to Building Owner Member receiving any distributions which it would otherwise be entitled to receive under this SECTION 7, such distributions otherwise payable to Building Owner Member hereunder shall first be paid to Land Owner until such time as such 50% of such credit has been paid in full to Land Owner and (iii) to the extent Land Owner is entitled to a credit pursuant to SECTION 11(D)(VII)(C) of the Agreement as a result of any Contract Excess with respect to any Incomplete Shared Capital Improvement, prior to Building Owner Member receiving any distributions which it would otherwise be entitled to receive under this SECTION 7, such distributions shall first be paid to Land Owner until such time as such credit has been paid in full.

         2. Profits and losses shall be allocated to the Venturers in accordance with their respective Percentage Interests.

21.      CONTROL AND MANAGEMENT.

         1. The Joint Venture shall be operated and governed collectively by the Venturers, as set forth in this SECTION 8. Actions by the Joint Venture which constitute Major Decisions shall require the affirmative votes of the Venturer or Venturers holding at least fifty-five (55%) percent of the Percentage Interests in the Joint Venture (the "CONTROLLING BLOCK").

         2. Land Owner shall be responsible for the day to day operation and ordinary and usual business and affairs of the Joint Venture which do not constitute Major Decisions; provided however, if either (x) Land Owner shall become a Defaulting Venturer pursuant to SECTION 20(B) below and Building Owner Member is not then also a Defaulting Venturer or (y) the RCMC Management Agreement shall have been terminated by reason of the manager's default thereunder, then in either of those cases, Building Owner Member shall have the right to elect to have such responsibility (the actual Venturer having such day to day responsibilities being referred to as the "OPERATING VENTURER"). Subject to the approval by the Controlling Block and subject to the following sentence, the Operating Venturer shall have the right to hire a manager to perform property management services with respect to the Project. Provided the conditions set forth below have been satisfied, RCMC or its Affiliate shall be the managing agent for the Joint Venture pursuant to a management agreement on fair market financial terms and substantially incorporating the non-monetary terms set forth in the Management Agreement dated as of the date of this Agreement between Building Owner and RCMC (the "RCMC MANAGEMENT AGREEMENT") and otherwise reasonably acceptable to Building Owner Member (and such Management Agreement may be terminated if, at any time, such conditions do not continue to be satisfied):

                  1. Rock-Forty-Ninth LLC or its Wholly-Owned Affiliate maintains at least a twenty-five percent (25%) interest in the Joint Venture;


                  2. RCMC (or such managing Affiliate) is a Wholly-Owned Affiliate of RGI and (A) 25% or more of the beneficial ownership in RGI is not directly or indirectly owned by a single Competitor of Building Owner Member and (B) 37.5% or more of the beneficial ownership in RGI is not directly or indirectly owned by one or more Competitors of Building Owner Member who, directly or through their Affiliates, are in the same primary line of business (and that line of business is in competition with a primary line of business of Building Owner Member or an Affiliate of Building Owner Member), whether or not such Competitors are Affiliated with each other and (C) RGI is not directly or indirectly controlled by any single Competitor of Building Owner Member or two or more Competitors of the Building Owner Member acting in concert with each other. In the event the conditions set forth in this clause (ii) are satisfied, but a Competitor of Building Owner Member owns a direct or indirect interest in RGI (which does not rise to the levels specified in CLAUSES (A) through (C), above), RGI and RCMC (or such managing Affiliate) shall provide an agreement reasonably satisfactory to Building Owner Member in which RGI and RCMC (or such managing Affiliate) agree in writing not to disclose any information regarding the business of the Building Owner Member or any of its Affiliates (as opposed to the financial or physical operation of the Project) to such Competitor or Affiliates of such Competitor; and

                  3. the RCMC Management Agreement has not been previously terminated by reason of RCMC's default thereunder.

                           The direct or indirect beneficial ownership interests in RGI owned or controlled by any Competitor of Building Owner Member shall be aggregated for all purposes of clause (ii) above (including any "control" test).

         3. The following Joint Venture Decisions ("MAJOR DECISIONS") shall be made only upon the approval by the Controlling Block:

         1.       The sale or lease of all or substantially all of the Project.

         2. The financing or refinancing of the Project, or any portion thereof, provided that Morgan Stanley Dean Witter ("MSDW") and its Affiliates shall have a right of first offer with respect to the same and, in such event, so long as MSDW and any Affiliate of MSDW who is generally in the financing business have at least a 25% interest in the Joint Venture and the Joint Venture elects to retain an agent to obtain such financing, MSDW or its Affiliate will be retained by the Joint Venture at market rates as the exclusive agent to obtain any such financing.

         3.       The acquisition of real property or development rights.

         4. Office leases of at least one (1) full floor of rentable square feet in the Project and any modification or termination thereof.

         5. All other leases, licenses and other use and occupancy agreements for a term, including extensions, exceeding five
                  (5) years.

         6.       All retail and signage leases.

         7.       Annual leasing guidelines.

         8. Any lease, license or other use and occupancy agreement which is inconsistent with leasing guidelines approved by all Venturers on an annual basis or other than substantially in the form of the approved lease form.

         9.       The Budget.

         10.      Changes in tax treatment of the Joint Venture.

         11. The entering into of any agreement between the Joint Venture and a Venturer or an Affiliate of a Venturer, other than the agreements entered into pursuant to SECTION 8(B), SECTION 8(C)(II), and SECTION 18 hereof.

         12. The entering into any agreement by the Joint Venture which has a term exceeding one year (other than leases which do not require the approval of the Controlling Block as set forth herein) unless such agreement is terminable without penalty upon not more than thirty (30) days' notice.

         13. Expenditure of any amounts exceeding (a) 3% for any line items in the Budget or (b) 1% of the total Budget in the aggregate with respect to expenditures for any line items in the Budget and any expenditures for any items not included in the Budget.

         14.      The dissolution or voluntary bankruptcy of the Joint Venture.

         15. The initiation or settlement of litigation (other than actions relating to leases for which approval of the Controlling Block is not required) which involve individual claims exceeding $100,000 (or such higher minimum amount which is then customary).

         16. Redesign, alteration, improvement or reconstruction of the Building to the extent not approved in the Budget or permitted under clause (xiii) above.

         17. The demolition or abandonment of any portion of the Project (unless set forth in the Budget or in connection with approved tenant improvements under leases permitted hereunder).

         18. Except as provided in SECTION 10 below, the admission of new Venturers.

         19. The appointment of a manager, the services to be performed by such manager and the terms of the management agreement other than pursuant to the RCMC Management Agreement pursuant to
                  SECTION 8(B) above and other than the replacement of RCMC by reason of default by RCMC and resulting termination of the RCMC Management Agreement.

         20.      Granting of any easement or encumbrance affecting the Project.

         21.      Casualty settlements in excess of $100,000.

         22.      Condemnation settlements.

         23. Determination of reserves during the term of the Joint Venture or upon dissolution.

         24.      All, except de minimis, environmental matters.

         25.      Form of lease.

         26. The appointment of a leasing agent, the services to be performed by such leasing agent and the terms of the leasing agency agreement, other than pursuant to the RCMC Leasing Agreement and other than by reason of the default and resulting termination of the RCMC Leasing Agreement.

         27.      The amounts and types of insurance.

         Any Venturer (the "PROPOSING VENTURER") shall have the right to propose that action be taken regarding a Major Decision. The other Venturer (the

         "RESPONDING VENTURER") shall approve or deny any Major Decision within thirty (30) days after request in writing for approval from the Proposing Venturer. If approval is not granted by the Responding Venturer within such thirty (30) day period, the Responding Venturer shall be deemed to have denied its approval of such Major Decision. If the Venturers do not jointly approve any Major Decision, then neither the Joint Venture nor any Venturer individually shall have the right to take any action with respect to such Major Decision and, provided that the Proposing Venturer first delivers to the Responding Venturer a Deemed Approval Notice and the Responding Venturer fails to deliver a notice to the Proposing Venturer that it consents to the action proposed by the Proposing Venturer set forth in the Proposing Venturer's initial notice within five (5) Business Days following the delivery of the foregoing Deemed Approval Notice, each Venturer shall have the right to exercise the buy-sell option described below. In the event either Venturer so elects, the buy-sell mechanism shall be the sole remedy of such Venturer with respect to such Major Decision. Notwithstanding anything to the contrary contained herein, if the Responding Venturer exercises its buy-sell option as provided below, the Proposing Venturer shall be entitled to withdraw its proposal regarding the Major Decision that gave rise to the Responding Venturer's right to exercise the buy-sell option by giving written notice to the Responding Venturer of such withdrawal within five (5) Business Days after the Proposing Venturer's receipt of the Buy-Sell Offering Notice (as hereinafter defined), time of the essence. If the Proposing Venturer exercises its buy-sell option as provided below, the Responding Venturer shall be entitled to thereafter approve the Major Decision that gave rise to the Proposing Venturer's right to exercise the buy-sell option by giving written notice to the Proposing Venturer of such approval within five (5) Business Days after the Responding Venturer's receipt of the Buy-Sell Offering Notice, time of the essence. If the Proposing Venturer withdraws its proposal or the Responding Venturer approves the Major Decision, each in the manner provided above, the Responding Venturer's or the Proposing Venturer's, as the case may be, exercise of the buy-sell option relating thereto shall be void and of no force and effect, and the Venturers shall be restored to their respective positions prior to the making of the proposal by the Proposing Venturer with respect to the Major Decision. Notwithstanding anything contained to the contrary above, if a single Venturer constitutes the Controlling Block such Controlling Block Venturer shall have the sole right to make all Major Decisions and no other Venturer shall have the right to be a Proposing Venturer.

4. The Joint Venture shall insure the Project through a reputable insurer or insurers licensed to do business in the State of New York and having a credit rating of not less than A-/X (or the then equivalent by Best's or its successor).

5. Each Venturer shall have the right to reject the other Venturer's customarily retained outside accountants or attorneys as serving as the accountants or attorneys for the Joint Venture.

6. So long as an Affiliate of MSDW is a Venturer having at least a 50% Percentage Interest in the Joint Venture and is not a Defaulting Venturer, Building Owner Member (or such Affiliate) shall have the right to designate a bank or banks which shall maintain the Joint Venture accounts, provided in any event said bank or banks shall (i) not be an Affiliate of Building Owner Member (or such Affiliate), (ii) be based in New York City and (iii) have reasonably appropriate capital.

7. The management agreement shall contain provisions whereby RCMC (or any other property manager for the Joint Venture) shall, at least three (3) months prior to each calendar year (including the calendar year in which the Option Effective Date occurs), establish operating and capital budgets for the Project for the Joint Venture's approval. Each of the budgets approved by the Joint Venture in accordance with the terms hereof shall be referred to as a "BUDGET." The first such budgets for the calendar year 2032 shall be referred to as the "FIRST BUDGET". The following provisions shall apply to the Budgets:

         1. If the First Budget is not timely established, until such time as the First Budget is established, the Project shall be operated in accordance with a budget consisting of (i) all amounts for non-discretionary items such as real estate taxes, Building employees and any indebtedness of the Joint Venture and (ii) 102% of all other amounts included in Building Owner's budget for the prior year, except that there shall be no capital items other than continuing capital projects approved or deemed approved by both Venturers, any capital projects constituting Continuing Project Obligations and any Incomplete Shared Capital Improvements.

         2. If any year's Budget (subsequent to the First Budget) is not timely established, until such time as the new Budget is established, the Project shall be operated in accordance with a budget consisting of (i) all amounts for non-discretionary items and (ii) 102% of all other amounts included in the prior year's Budget, except that there shall be no capital items other than continuing capital projects approved in a prior Budget.

         3. Each operating budget shall include a detailed breakdown of all operating costs and each capital budget shall include a detailed breakdown of capital improvements, required reserves, projected requirements for additional capital contributions and tenant improvements.

         4. Each Venturer shall approve or disapprove a proposed budget within thirty (30) days after submission of the same to such Venturer by the managing agent. If any Venturer shall not respond within such thirty (30) day period, its approval shall be deemed denied.

         5. The Operating Venturer shall use reasonable efforts to cause the Project to be operated in accordance with the Budget. The Operating Venturer shall receive no compensation for the performance of its duties under the JVA.

         8. All Venturers shall receive copies of all notices, reports and other items delivered under any management and leasing agreements, as well as copies of all tax returns.

22. DURATION.The Joint Venture shall continue until the earliest to occur of (i) December 31, 2100, (ii) the agreement of the Venturers to terminate, or (iii) the date when termination is otherwise provided by law or by the JVA.

23.      TRANSFER OF INTERESTS.

         1. Except as set forth in this SECTION 10, no Venturer (nor any direct or indirect parent of any Venturer) shall Transfer any interest in the Joint Venture, directly or indirectly, voluntarily or involuntarily without the consent of the other Venturer which may be withheld in each Venturer's respective absolute discretion.

         2. No Venturer shall have the right to Transfer less than all of its direct interest in the Joint Venture, nor shall any of its Single-Asset Holding Companies (as hereinafter defined) have the right to transfer less than all of its indirect interest in the Joint Venture (a "Prohibited Transfer"). If either Venturer wishes to Transfer all of its direct interest in the Joint Venture or in any of its Single Asset Holding Companies other than in connection with a Permitted Transfer (a "Direct Transfer"), the following right of first offer provisions shall apply:

                  1. The offering Venturer (the "OFFEROR") shall give notice (a "SALE NOTICE") to the other Venturer (the "OFFEREE") of its desire so to do, which Sale Notice shall state the price, measured in dollars and payable solely in cash, for which it intends to sell its direct interest in the Joint Venture (the "OFFER PRICE"). The Offer Price shall not include the amounts required to be paid pursuant to SECTION 10(B)(II)(2) below. The Offeree shall, within thirty
                           (30) days after receipt of such Sale Notice, notify the Offeror by written notice (the "PURCHASE NOTICE") whether or not the Offeree will purchase the interest at the Offer Price, payable in cash, on a closing date not less than sixty (60) days after the date of the Purchase Notice. If the Offeree does not respond within said thirty (30) day period, time being of the essence with respect thereto, the Offeree shall be deemed to have declined to purchase the interest.

                  2. If the Offeree elects to purchase the interest, the notices given by the Offeror and the Offeree pursuant to paragraph (i) above shall constitute a binding agreement of purchase and sale between the Offeror and the Offeree. Concurrently with the delivery of the Purchase Notice, the

                           Offeree shall deposit into an escrow account with the Offeror's attorney, a sum equal to ten percent (10%) of the Offer Price (the "DEPOSIT") as security for the purchase, which deposit shall be paid to the Offeror at the closing of such purchase as part of the purchase price. Any interest on the Deposit shall be credited to the Offeree unless the Offeree defaults, in which event the interest shall go to the Offeror. Whichever entity receives the interest shall pay all income taxes thereon. On a date and at a place in New York, New York specified by the Offeror, within the time parameters specified above:

                           (1) the Offeror shall deliver to the Offeree a duly executed and acknowledged instrument of assignment conveying the interest of Offeror to the Offeree or its designee, free and clear of all liens and encumbrances, which instrument shall contain surviving representations concerning the absence of such liens and encumbrances and that the Offeror has not taken any action on behalf of the Joint Venture in violation of the JVA and shall contain a provision indemnifying and holding the Offeree harmless from any loss, cost or expense (including reasonable attorneys' fees) it may incur by reason of any breach of any such representations. Notwithstanding anything to the contrary contained in SECTION 17 hereof, Offeree shall have the right to look to Offeror and the direct and indirect owners of Offeror for any breach of such representations, but only to the extent of the proceeds of such sale;

                           (2) the Offeror shall pay all transfer, stamp, gains or similar taxes due in connection with the conveyance of its interest;

                           (3) the Offeree shall pay the Offer Price (less the Deposit and as adjusted by the credits and apportionments herein set forth) in cash;

                           (4) net cash flow to the date of closing shall be distributed in accordance with the provisions of the JVA, the benefit of which provisions shall survive any closing pursuant hereto for purposes of making or correcting any customary closing adjustments; and

                           (5) the Venturers shall execute all amendments to fictitious name or similar certificates necessary to reflect the withdrawal of the Offeror from the Joint Venture, the admission of any new Venturer to the Joint Venture and, if applicable, the termination of the Joint Venture.

                  3. If the Offeree fails to close the purchase and sale contemplated hereby by reason of its default after a binding agreement of purchase and sale has been formed under paragraph (i) above, then the Offeror may (A) retain the Deposit and all interest accrued thereon as liquidated damages and/or (B) exercise the buy-sell option pursuant to SECTION 11 below. Notwithstanding the remedies afforded the Offeror in the immediately preceding clauses (A) and (B) above, if the Offeree fails to close the purchase and sale by reason of its default after a binding agreement of purchase and sale has been formed under paragraph (i) above, Offeror shall have the right to effect a Transfer to any Qualified Third Party (including a Competitor of the Offeree) within the twenty-four
                           (24) month period following the date of Offeree's default without complying with, or being bound by any of the terms, conditions or restrictions of this
                           SECTION 10.

                  4. If the Offeror fails to close the purchase and sale contemplated hereby by reason of its default after a binding agreement of purchase and sale has been formed under paragraph (i) above, then the Offeree
                           (A) shall be entitled to a return of the Deposit, together with all interest accrued thereon and (B) may (I) seek specific performance or otherwise pursue its remedies at law or in equity with respect to the binding agreement of purchase and sale formed pursuant to such paragraph (i) and/or (II) exercise the buy-sell option pursuant to SECTION 11 below.

                  5. In the event that the Offeree does not timely deliver a Purchase Notice, then, subject to the terms of
                           SECTION 10(C) below, the Offeror may effect the proposed transfer to a "Qualified Third Party" within twelve (12) months after the expiration of the thirty
                           (30) day period following the delivery of the Sale Notice, for consideration in cash or cash equivalent and on other economic terms having a present cash value of not less than ninety-five (95%) of the Offer Price.

                  6. A "QUALIFIED THIRD PARTY" shall mean a Person not an Affiliate of either Venturer which is a reputable person of good character and business dealings. Within thirty (30) days after any Venturer notifies the other Venturer of the name and other reasonable information concerning the nature of the business and ownership of any proposed transferee (or, if such other Venturer reasonably requests additional information regarding such proposed transferee within such thirty (30) day period, thirty (30) days after such additional information is delivered to such other Venturer), such other Venturer shall confirm whether or not such proposed transferee constitutes a Qualified Third Party. If such other Venturer fails to respond within such thirty (30) day period, such proposed transferee shall be deemed to constitute a Qualified Third Party. Any dispute regarding any Qualified Third Party will be subject to arbitration and, if any party elects at any time after a proposed Qualified Third Party has been identified, the arbitration procedure set forth in SECTION 13.18 of the Ground Lease will be put in place to resolve any such dispute.

                  7.       If a Qualified Third Party transfer pursuant to this
                           SECTION 10(B) is not consummated within such twelve
                           (12) month period or if the Offeror desires to effect such a transfer for consideration in cash or cash equivalent and on other economic terms having a present cash value of less than ninety-five (95%) of the Offer Price, the Offeror must once again comply with these right of first offer provisions.

         3. Notwithstanding anything contained herein to the contrary, if Offeree has waived or deemed to have waived its rights to purchase Offeror's interest in the Joint Venture in accordance with the terms of SECTION 10(B) set forth above, Offeror shall still have no right to effect a Direct Transfer to a Competitor of Offeree unless and until it has complied with the provisions set forth below:

                  1. Offeror shall provide written notice to Offeree that it is in serious good faith negotiations to effect the Transfer of its direct interest in the Joint Venture to a Competitor of Offeree, and such written notice (the "COMPETITOR SALE NOTICE") shall include a certification by Offeror as to (a) the name of the proposed transferee and (b) the basic terms of the transaction, and that such basic terms are substantially agreed upon in principle by Offeror and such Competitor. All information contained in the Competitor Sale Notice, to the extent such information is not generally available in the marketplace, shall be kept in strict confidence by Offeree.

                  2. Offeree shall have ten (10) Business Days after its receipt of the Competitor Sale Notice to elect by notice to Offeror (the "COMPETITOR SALE RESPONSE") whether or not it elects to purchase Offeror's interest upon the terms set forth in the Competitor Sale Notice. Concurrently with the delivery of a Competitor Sale Response in which Offeree elects to purchase Offeror's interest upon the terms set forth in the Competitor Sale Notice, Offeree shall deposit into an escrow account with the Offeror's attorney, a sum equal to ten percent (10%) of the purchase price set forth in the Competitor Sale Notice as security for the purchase, which deposit shall be paid to the Offeror at the closing of such purchase as part of the purchase price. Any interest on the deposit shall be credited to the Offeree unless the Offeree defaults, in which event interest shall go to the Offeror. Whichever entity receives the interest shall pay all income taxes thereon. If Offeree does not deliver the Competitor Sale Response within such ten
                           (10) Business Day period electing to so purchase Offeror's interest and upon the expiration of such ten (10) Business Day period, Offeror delivers a Deemed Approval Notice to Offeree and Offeree fails to deliver such Competitor Sale Response within three
                           (3) Business Days after receipt of
                           such Deemed Approval Notice, Offeree shall be deemed to have waived its rights hereunder with respect to a sale of the Offeror's interest on the terms and to the Competitor set forth in the Competitor Sale Notice, and Offeror may consummate a sale to the third party Competitor of Offeree set forth in the Competitor Sale Notice in accordance with SECTION 10(B)(V) within twelve (12) months of the giving of the Competitor Sale Notice (but in any event the ultimate cash or cash equivalent consideration shall be not less than ninety-five (95%) of that stated in the Competitor Sale Notice ).

                  3. If Offeree affirmatively elects to purchase Offeror's interest in the Competitor Sale Response, the Competitor Sale Notice and the Competitor Sale Response shall, taken together, constitute a binding agreement for the purchase and sale of Offeror's interest, and the terms of SECTION 10(B)(II), (III) AND (IV) shall apply, except that for purposes of this SECTION 10(C), (1) the term Competitor Sale Notice shall be substituted for the term Sale Notice;
                           (2) the term Competitor Sale Response shall be substituted for the term Purchase Notice and (3) the Offer Price shall be deemed to be the price which the Competitor offered to pay for Offeror's interest in the Joint Venture as set forth in the Competitor Sale Notice.


         4. Each Venturer and its Affiliates shall have the right to effect any Transfer which does not constitute (x) a Prohibited Transfer or (y) a Restricted Transfer (as defined below) the following Transfers without the consent of the other Venturer, including the following Transfers: (a) a Transfer to a Wholly-Owned Affiliate of either Venturer; (b) a Transfer of any shares or interests in any person (other than in such Venturer or in any person whose assets consist entirely or almost entirely of a direct or indirect ownership interest in such Venturer (a "SINGLE ASSET HOLDING COMPANY")) owning a direct or indirect interest in the Joint Venture; (c) a Transfer by reason of an initial public offering of a person (but not such Venturer or any of its Single Asset Holding Companies) owning a direct or indirect interest in the Joint Venture; (d) a Transfer effected by the merger, reorganization or recapitalization of or with MSDW or an Affiliate of MSDW or RGI or an Affiliate of RGI (but not in any Venturer or any of its Single Asset Holding Companies) or by the purchase of all or substantially all of the assets or ownership interests of RGI or an Affiliate of RGI or MSDW or an Affiliate of MSDW (but not of any Venturer or any of its Single Asset Holding Companies) or otherwise in connection with another corporate transaction involving RGI or an Affiliate of RGI or MSDW or an Affiliate of MSDW (but not of any Venturer or any of its Single Asset Holding Companies) or (e) an Upstream Competitor Transfer (defined below) which does not constitute a Prohibited Transfer or a Restricted Transfer, provided that any such Transfer (including the cases (a) through (e) above) is for a legitimate business purpose and is not solely intended to Transfer such Venturer's interest in the Joint Venture, and provided further that any Transfer referred to above does not constitute a Prohibited

                  Transfer or a Restricted Transfer. The Transfers identified in the foregoing clauses (a) through (d) above are hereinafter referred to individually as a "PERMITTED TRANSFER", and collectively as "PERMITTED TRANSFERS". The following additional provisions shall apply to Upstream Competitor
                  Transfers:

                  1. An "UPSTREAM COMPETITOR TRANSFER" shall mean a Transfer with respect to a transferring Venturer (excluding Transfers of shares or interests in Public Companies) which results in any direct or indirect beneficial ownership in such transferring Venturer being owned or controlled by any Competitor of the non-transferring Venturer.

                  2. In the case of any Upstream Competitor Transfer which does not constitute a Restricted Upstream Competitor Transfer, prior to or contemporaneously with such Transfer (but in no event later than five (5) Business Days after the earlier of the occurrence of such Transfer or the issuance of any press release or other public statement made by the Venturer seeking to effect such Transfer or the Competitor in question or their respective Affiliates concerning the Upstream Competitor Transfer and the parties involved), such Venturer shall provide written notice thereof to the non-transferring Venturer, which written notice shall include (a) a certification by the transferring Venturer (i) of the name of the Competitor in question and (ii) that the Transfer does not constitute a Restricted Upstream Competitor Transfer and (b) a confidentiality agreement in customary form whereby the transferring Venturer and such Competitor agree that any information regarding the business of the non-transferring Venturer or any of its Affiliates (as opposed to the financial or physical operation of the Premises and the Joint Venture) shall be kept in strict confidence by the transferring Venturer and shall not be disclosed in any manner to such Competitor or its Affiliates.

                  3. "RESTRICTED TRANSFER" shall mean any Direct Transfer or Restricted Upstream Competitor Transfer.

         5. Notwithstanding the foregoing, the following provisions shall apply to Upstream Competitor Transfers and Restricted Upstream Competitor Transfers, as defined below:

                  1. "RESTRICTED UPSTREAM COMPETITOR TRANSFER" shall mean a Transfer with respect to a Venturer, excluding Transfers of shares or interests in Public Companies, which, together with and aggregating the effect of any prior Transfers (A) would result in 25% or more of the beneficial ownership in the direct or indirect parent of such Venturer being directly or indirectly owned by a single Competitor of the other Venturer or
                           (B) would result in 37.5% or more of the beneficial ownership in the direct or indirect parent of such transferring Venturer being directly or indirectly owned by one or more Competitors of the non-transferring Venturer who, directly or through their Affiliates, are in the same primary line of business (and that line of business is in competition with a primary line of business of the non-transferring Venturer or an Affiliate of the non-transferring Venturer), whether or not such Competitors are Affiliated or (C) actually results in either Venturer being directly or indirectly controlled by any single Competitor of the non-transferring Venturer or two or more Competitors of the non-transferring Venturer acting in concert with each other. The direct or indirect beneficial ownership interest in any Venturer owned or controlled by a Competitor of the other Venturer and Affiliates of such Competitor shall be aggregated for all purposes of this Section (including any "control" test).


                  2. A Venturer seeking to effect a Restricted Upstream Competitor Transfer (an "UPSTREAM OFFEROR") shall provide written notice (the "UPSTREAM NOTICE") to the other Venturer (an "UPSTREAM OFFEREE") prior to or contemporaneously with the effectiveness of a Upstream Competitor Transfer (but in no event later than five (5) Business Days after the earlier of the occurrence of such Restricted Upstream Competitor Transfer and the issuance of any press release or other public statement made by the transferring Venturer or the Competitor in question or their respective Affiliates concerning the Restricted Upstream Competitor Transfer and the parties involved), and such written notice shall include a certification by Upstream Offeror of (a) the name of the proposed transferee, (b) the aggregate percentage direct or indirect beneficial ownership in the transferring Venturer owned or controlled by such Competitor (and such Competitor's Affiliates) and (c) the existence or non-existence of any agreement by such Competitor (or any of its Affiliates) to act in concert with any other Competitor of the non-transferring Venturer (or such Competitor's Affiliates). All information contained in the Upstream Notice, to the extent such information is not generally available in the marketplace, shall be kept in strict confidence by the Upstream Offeree. Prior to or contemporaneously with the effective date of any Restricted Upstream Competitor Transfer (provided the Upstream Offeree has not theretofore acquired the Upstream Offeror's interest in the Joint Venture in accordance with the provisions set forth below), the Upstream Offeror shall deliver to the Upstream Offeree a customary confidentiality agreement whereby the Upstream Offeror and the Competitor referred to in the Upstream Notice agree that any information regarding the business of the Upstream Offeree or any of its Affiliates (as opposed to the financial or physical operation of the Joint Venture or the Project) shall be kept in strict confidence by the Upstream Offeror and shall not be disclosed in any manner to the Competitor or its Affiliates.

                  3. The Upstream Offeree shall have thirty (30) days after its receipt of the Upstream Notice to elect by notice to the Upstream Offeror (the "UPSTREAM RESPONSE") whether or not it elects to purchase Upstream Offeror's entire interest in the Joint Venturer (such interest being the "UPSTREAM OFFEROR'S INTEREST"), upon the terms set forth below. If the Upstream Offeree does not timely so affirmatively elect in the Upstream Response or, upon the expiration of such thirty (30) day period, does not timely deliver an Upstream Sale Response within three
                           (3) Business Days after Upstream Offeror delivers an additional Deemed Approval Notice to Upstream Offeree , it shall be deemed to have waived its rights hereunder to purchase the Upstream Offeror's interest in the Joint Venture with respect to that Upstream Notice and the Competitor referred to therein. The Upstream Offeree shall, within ten (10) days after request by the Upstream Offeror, deliver a certification to the Upstream Offeror confirming that the Upstream Offeree has no further right to purchase the Upstream Offeror's interest in the Joint Venture and the Restricted Upstream Competitor Transfer referred to in the Upstream Notice shall be free of all rights of the Upstream Offeree under this SECTION 10, but no such certification shall be necessary to make the terms hereof effective.


                  4. If the Upstream Offeree shall have timely and affirmatively elected, in the Upstream Response, to purchase the Upstream Offeror's Interest, the Upstream Offeror shall then have ten (10) Business Days from the delivery of the Upstream Response by notice to the Upstream Offeree (the "UPSTREAM RESCISSION NOTICE") to rescind the Upstream Offer, in which event, the Upstream Offeror shall have no right to effect the Restricted Upstream Competitor Transfer and the Upstream Offeree shall have not right to acquire the Upstream Offeror's Interest in accordance with this SECTION 10(D).

                  5. If the Upstream Offeree affirmatively elects in the Upstream Response to purchase the Upstream Offeror's Interest, in the Upstream Response, and the Upstream Offeror has not timely delivered the Upstream Rescission Notice then the Upstream Notice and the Upstream Response shall, taken together, constitute a binding agreement for the purchase and sale of the Upstream Offeror's interest. In that event, the terms of this SECTION 10(B)(II), (III) AND (IV) shall apply, except that for purposes of this SECTION 10(E)(V), (1) the term Upstream Notice shall be substituted for the term Sale Notice; (2) the term Upstream Response shall be substituted for the term Purchase Notice, (3) the Offer Price shall be the Fair Market Value of the Upstream Offeror's interest in the Joint Venture, as determined pursuant to
                           SECTION 16 hereof and (4) the Deposit shall be $10,000,000.

         6. Except as set forth in this SECTION 10, no party shall be admitted as an additional Venturer to the Joint Venture without the consent of both Venturers.

         7. No Venturer shall have the right to pledge, encumber or grant any security interest in its interest in the Joint Venture, except for the security interest granted to the other Venturer in accordance with SECTION 20(C) below.

24.      DISPUTES; BUY-SELL.

         1. If (I) any Venturer denies consent (or is deemed to have denied its consent) to any Major Decision and the Venturers do not resolve the dispute within thirty (30) days after such denial or deemed denial, or (II) any Venturer becomes a Defaulting Venturer, or (III) at any time on or prior to the Option Effective Date, Land Owner's interest in the Land or the Ground Lease, or Building Owner's interest in the Building or the Ground Lease, is transferred by operation of law or otherwise, other than in accordance with ARTICLES 22, 38 AND 46 of the Ground Lease, then in the case of clause (I) above, each Venturer, subject to the last paragraph of SECTION 8(C) above, shall have the right, to be exercised within sixty (60) days after the expiration of the foregoing thirty (30) day period, or, in the case of clause (II) above, the Venturer that is not the Defaulting Venturer shall have the right at any time, or, in the case of clause (III) above, the other party shall have the right, to be exercised within sixty (60) days after the Option Effective Date, to purchase from or sell to the other Venturer its interest in the Joint Venture in the manner set forth below. It is expressly understood that in no event shall a Defaulting Venturer be entitled to initiate its buy-sell right under this SECTION 11:

                  1. The Venturer (the "BUY-SELL OFFEROR") may serve upon the other Venturer (the "BUY-SELL OFFEREE") a notice (the "BUY-SELL OFFERING NOTICE") stating its intent to exercise the buy-sell and the dollar amount (the "VALUATION") which the Buy-Sell Offeror as a third party would be willing to pay for the Project as of the date of the Buy-Sell Offering Notice assuming the Project is free of all debt.

                  2. The Buy-Sell Offeree shall have the option to elect to do one of the following, and such option may be exercised by notice (the "RESPONSE NOTICE") to the Buy-Sell Offeror at any time within ninety (90) days after its receipt of the Buy-Sell Offering Notice to either:

                           (1) sell its full interest in the Joint Venture to the Buy-Sell Offeror for an amount, determined by the Joint Venture's accountant, equal to the amount the Buy-Sell Offeree would have been entitled to receive if the Project had been sold for the Valuation and the proceeds of such sale were distributed in accordance with the terms of the JVA regarding the liquidation of the Joint Venture

                                    (reflecting, among other things, the
                                    repayment of any Deficit Loans), net of
                                    reasonable transaction expenses which would have been incurred if the Project had been sold for the Valuation; or

                           (2) purchase the full interest in the Joint Venture of the Offeror for an amount, determined by the Joint Venture's accountant, equal to the amount the Offeror would have been entitled to receive if the Project had been sold for the Valuation and the proceeds of such sale were distributed in accordance with the terms of the JVA regarding the liquidation of the Joint Venture (reflecting, among other things, the repayment of any Deficit Loans), net of reasonable transaction expenses which would have been incurred if the Project had been sold for the Valuation.

                           (3) If the Buy-Sell Offeree shall not exercise either of its options within such ninety
                                    (90) day period, then it shall be deemed to have exercised its option to sell its full interest in the Joint Venture to the Buy-Sell Offeror pursuant to SECTION 11(A)(II)(1) above.

                  3. The purchasing Venturer shall deposit into an escrow account with the selling Venturer's attorney, a sum equal to ten percent (10%) of the purchase price (the "BUY-SELL DEPOSIT") for the selling Venturer's interest as determined above within five (5) days following the Response Notice or deemed election pursuant to SECTION 11(A)(II)(3) above as security for the purchase, which Buy-Sell Deposit shall be paid to the selling Venturer at the closing of such purchase as part of the purchase price. Notwithstanding the foregoing, if the buy-sell is triggered by the non-Defaulting Venturer by reason of the other Venturer becoming a Defaulting Venturer, such non-Defaulting Venturer shall not be required to provide the Buy-Sell Deposit if it is the purchasing Venturer. Any interest on the Buy-Sell Deposit shall be credited to the purchasing Venturer unless such purchasing Venturer defaults in which event the interest shall go to the selling Venturer. Whichever entity receives the interest shall pay all income taxes thereon.

                  4. The closing shall occur on the date which is one hundred fifty (150) days following the Buy-Sell Offering Notice. If either Venturer (the "NON-CLOSING VENTURER") fails to close the purchase and sale contemplated above on the closing date described herein then the other Venturer (the "CLOSING VENTURER") shall be entitled, (A) if the Non-Closing Venturer is the seller, to the return of the Buy-Sell Deposit and any accrued interest thereon, and/or to seek specific performance or otherwise pursue its remedies at law or in equity with respect to the purchase and sale contemplated by such Buy-Sell Offering Notice and Response Notice and (B) if the Non-Closing Venturer is the purchaser, to keep the Buy-Sell

                           Deposit as liquidated damages, to sell its interest in the Joint Venture to any Qualified Third Party (including a Competitor of the Non-Closing Venturer) at any time within twenty-four (24) months after the default of the Non-Closing Venturer without complying with the provisions of this Section 10 and without the consent of such Non-Closing Venturer and/or to sell the Project on behalf of the Joint Venture to be sold without the consent of the Non-Closing Venturer and the net proceeds of any such sale shall be distributed first to the Closing Venturer in an amount equal to all losses, costs, expenses and damages suffered by the Closing Venturer by reason of such failure of the Non-Closing Venturer or in connection with such sale and the remaining proceeds shall be distributed in accordance with the provisions of the JVA regarding liquidation of the Joint Venture; provided, however, that if the Non-Closing Venturer is the non-Defaulting Venturer, the Closing Venturer (I.E., the Defaulting Venturer) shall have no rights or remedies under this SECTION 11(A)(IV).

                  5. On the closing date described above and at the selling Venturer's attorneys' office in New York, New, York,

                           (1) the selling Venturer shall deliver to the purchasing Venturer a duly executed and acknowledged instrument of assignment conveying the interest of the selling Venturer to the purchasing Venturer or their designee, free and clear of all liens and encumbrances, which instrument shall contain surviving representations concerning the absence of such liens and encumbrances and that the selling Venturer has not taken any action on behalf of the Joint Venture in violation of the JVA and shall contain a provision indemnifying and holding the purchasing Venturer harmless from any loss, cost or expense (including reasonable attorneys' fees) it may incur by reason of any breach of such representations. Notwithstanding anything to the contrary contained in SECTION 17 hereof, the purchasing Venturer shall have the right to look to the selling Venturer and the direct and indirect owners of the selling Venturer for any breach of such representations, but only to the extent of the proceeds of such sale;

                           (2) the selling Venturer shall pay all transfer, stamp, gains or similar taxes due in connection with the conveyance of its Interest;

                           (3) the purchasing Venturer shall pay the purchase price for the selling Venturer's interest as determined above (less the Buy-Sell Deposit and as adjusted by the credits and apportionments herein set forth) in cash;

                           (4) net cash flow to the date of closing shall be distributed in accordance with the provisions of the JVA, the benefit of which provisions shall survive any closing pursuant hereto for purposes of making or correcting any customary closing adjustments; and

                           (5) the Venturers shall execute all amendments to fictitious name or similar certificates necessary to reflect the withdrawal of the selling Venturer from the Joint Venture, the admission of any new Venturer to the Joint Venture and, if applicable, the termination of the Joint Venture.

         2. Disputes arising from any Major Decisions for which neither Venturer timely delivers a Buy-Sell Offering Notice shall be submitted to arbitration for resolution with thirty (30) days after the expiration of the sixty (60) day period referred to in SECTION 11(A)(I), above.

25.      WITHDRAWAL OR BANKRUPTCY.

         1. No Venturer shall withdraw from the Joint Venture except in the case of a Permitted Transfer or termination of the Joint Venture.

         2. If any Venturer (herein called the "FAILED VENTURER") shall at any time admit or be adjudicated to be insolvent, file or have filed a petition in bankruptcy, make an assignment for the benefit of creditors, suffer or permit the appointment of a receiver or trustee, dissolve, liquidate or fail to do business for any reason, then the other Venturer shall have the right and option, exercisable by notice in writing to the Failed Venturer, its successors or representatives, to acquire the Joint Venture interest of the Failed Venturer at a price equal to the amount, determined by the Joint Venture's accountants, the Failed Venturer would have been entitled to receive if the Project had been sold for its Distress FMV, net of reasonable transaction expenses which would have been incurred if the Project had been sold for such Appraised FMV (reflecting among other things, the repayment of any Deficit Loans). "APPRAISED FMV" means the fair market value of the Project as determined by a qualified reputable appraiser chosen by the non-Failed Venturer provided that any such appraisal shall be approved by a bankruptcy court having proper jurisdiction where such approval is required by the court. The reasonable costs of such appraisal and any other costs incurred in connection with such appraisal and court approval shall be deducted from the price payable for the Failed Venturer's interest.

26.      TAX MATTERS.

         1. For federal, state and local income tax purposes, all items of taxable income, deduction, credit and loss of the Joint Venture for each fiscal year of the Joint Venture shall be allocated to each Venturer in accordance with the allocation of the corresponding item of profits and losses, except as may otherwise be required under SECTION 13(D) below. The Joint Venture shall be treated as a partnership for all such tax purposes.

         2. The Joint Venture shall, if requested by either Venturer, make the election under Section 754 of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "CODE").

         3. Building Owner Member shall be the "Tax Matters" partner as defined in Section 6231(a)(7) of the Code, it being understood that all tax decisions and elections for the Joint Venture shall be agreed upon by both of the Venturers (except as provided in SECTION 13(B) above).

         4. If any property of the Joint Venture shall be reflected in the capital accounts of the Joint Venture at a value that differs from its adjusted basis for federal income tax purposes, the profits and losses of the Joint Venture and items of income, loss, deduction and gain shall be allocated among the Venturers in a manner that eliminates such difference in accordance with Section 704(c) of the Code and the Treasury Regulations issued thereunder (and pursuant to Reg. ss. 1.704-1(b)(4)(i)) using the traditional method specified in Treasury Regulations issued under Section 704(c) of the Code.

27. BORROWING. Except as may be approved as a Major Decision, neither the Joint Venture, nor any Venturer on behalf of the Joint Venture, shall directly, or indirectly, borrow money or become obligated upon or liable for any monies borrowed, and shall not, as a Venturer, cause the Joint Venture to assume, guarantee or act as surety for any obligation or liability (whether for borrowed money or otherwise) of any other person without, in each case, the prior written consent of the Controlling Block.

28. OUTSIDE TRANSACTIONS. Either Venturer may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, including, but not limited to, the commercial and residential real estate businesses in all of their phases, which shall include, without limitation, the ownership, leasing, operation, management, syndication, servicing and/or development of commercial and residential real property, including property competitive with the Project, and neither Venturer shall have any rights in or to such independent ventures or the income or profits derived therefrom. Notwithstanding the foregoing, the Operating Venturer shall have a fiduciary duty to the other Venturer for the performance of its obligations under the JVA.

29. FAIR MARKET VALUE. For purposes of determining "Fair Market Value" of the Project pursuant to SECTIONS 5(B)(IV) OR 10(E)(V) above or SECTION 20(B)(V) below, the same, if not otherwise agreed upon by the Venturers, shall be submitted to and determined by binding "baseball" arbitration, as follows:

         1. Each Venturer shall, within ten (10) days after a dispute arises, (a) appoint a disinterested person who is a reputable MAI (or its successor organization) appraiser (an "APPRAISER") with at least 10 years experience in appraising major office buildings in the Borough of Manhattan and (b) give notice of such appointment to the other Venturer.

         2. Such Appraisers shall either (i) within forty-five (45) days after the later of the notices referred to in clause (a) have been delivered, determine and promptly report to each Venturer in writing the Fair Market Value of the Project, or (ii) if they cannot agree within such forty-five (45) day period, deliver separate reports to each Venturer within fifteen (15) days of the expiration of such forty-five (45) day period.

         3. If the two Appraisers cannot agree within the time frame set forth in CLAUSE (B)(I) above, then they shall promptly jointly appoint a third Appraiser who shall determine the Fair Market Value of the Project by selecting either Venturer's designated Appraiser's Fair Market Value determination according to whichever of the two valuations is closer to the actual Fair Market Value in the opinion of such third Appraiser (I.E. the third Appraiser shall not choose a third determination).

         4. If the two Appraisers shall fail to agree upon the designation of a third Appraiser within thirty (30) days from the expiration of the time frame set forth in clause (b)(i), then either Venturer may apply to the AAA for the designation of such Appraiser and if the AAA is unable or fails to designate a third Appraiser within ten (10) Business Days after a request therefor, then either Venturer may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such Appraiser.

         5. If a Venturer who shall have a right to appoint an Appraiser fails or refuses to do so within the time frame specified herein and such failure continues for five (5) Business Days after notice from the non-failing Venturer stating in boldface capitalized letters that such failure to appoint such Appraiser within such five (5) Business Day period will result in the non-failing Venturer's right to seek the appointment by AAA or a court of a single Appraiser who will determine the Fair Market Value, then the non-failing Venturer may apply to AAA for the designation of a single Appraiser and if AAA is unable or fails to designate such Appraiser within ten (10) Business Days after a request therefor, such non-failing Venturer may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such Appraiser and the determination of such single appointed Appraiser alone shall control.

         6.       The appraisal shall be conducted in the City of New York.

         7. The expense of the arbitration and the fees and disbursements of the third Appraiser shall be shared equally by the Venturers, but each Venturer shall be responsible for the fees and disbursements of the Appraiser it appoints and its own attorneys and the expenses of its own proof. The Venturers shall execute, acknowledge and deliver such other and further documents and instruments as may be necessary to submit such dispute to arbitration.

         8. The Appraisers shall have no power to modify any of the provisions of the JVA or this Agreement and their jurisdiction is limited accordingly. Each Appraiser shall be an independent real estate appraiser who is a member of the American Institute of Appraisers (or any successor organization) having at least ten (10) years then current experience in the appraisal of land and commercial buildings in the Borough of Manhattan, New York City.

         9. The Venturers promptly shall execute, acknowledge and deliver an agreement confirming the Fair Market Value of the Project, as so determined, but their failure to do so shall not affect such determination.

30. LIMIT OF LIABILITY. Each Venturer shall look solely to the interest of the other Venturer in and to the Joint Venture in the event of breach or default by the other Venturer pursuant to the provisions of the Joint Venture Agreement; PROVIDED, HOWEVER, that the foregoing provisions of this SECTION shall not be deemed or construed to limit
         (i) any of the rights or options granted to a Non-Withholding Venturer pursuant to SECTION 6 hereof, (ii) the liability of either Venturer to the other for any negligent act or omission or any wrongful act, (iii) any claims asserted by any third party or third parties against the Joint Venture or either Venturer and the right of the Venturers to contribution from each other in respect of any such claims, (vi) the liability of Building Owner Member for its indemnification obligations pursuant to SECTION 5(B)(III)(7) hereof; (vii) the liability of the Offeror for the breach of the representations pursuant to SECTION 10(B)(II)(1) hereof; (viii) the liability of the selling Venturer for the breach of the representations pursuant to SECTION 11(A)(V)(1) hereof; (ix) the liability of the Offeror for the breach of the representations provided in SECTION 10(B)(II)(1) hereof as such representations relate to a Transfer to a Competitor pursuant to
         SECTION 10(C)(III) hereof or the liability of the Upstream Offeror for the breach of the representations provided in SECTION 10(B)(II)(1) hereof as such representations relate to Upstream Competitor Transfer pursuant to SECTION 10(E) hereof; (x) the rights of either Venturer to the Deposit pursuant to SECTION 10(b) hereof, the deposit with respect to Transfers to Competitors pursuant to SECTION 10(C) hereof, the deposit with respect to Restricted Upstream Competitor Transfers pursuant to SECTION 10(E) hereof or the Buy-Sell Deposit pursuant to
         SECTION 11(A) hereof; and (xi) rights under the Guaranty or the Pledge.

31.      LEASING AGENT.

         1. Provided the conditions set forth in SECTION 18(B) below have been satisfied, then RCMC, or its Affiliate shall be the leasing agent (the "LEASING AGENT") for the

                  Joint Venture other than with respect to signage pursuant to a leasing agreement on fair market financial terms taking into account, among other things, RCMC's (or such Affiliate's) then market share and expertise in the leasing of commercial space in Manhattan and otherwise substantially incorporating the non-monetary terms of any leasing agreement with RCMC (or such Affiliate) entered into by Building Owner in accordance with the Ground Lease, or if such leasing agreement shall not have been entered into, otherwise on commercially reasonable terms and in all cases in form and substance satisfactory to the Building Owner Member (the "RCMC LEASING AGREEMENT").


         2. The Joint Venture shall have no obligation to enter into the RCMC Leasing Agreement unless the following conditions are satisfied (and the RCMC Leasing Agent may be terminated if, at any time, such conditions do not continue to be satisfied):

                  1. Rock-Forty-Ninth LLC or another Wholly Owned Affiliate of RGI shall maintain at least a twenty-five percent (25%) interest in the Joint Venture;

                  2. no prior leasing agreement or management agreement with respect to the Project shall have been terminated due to a default by RCMC (or any Affiliate of RGI);

                  3. RCMC (or such managing Affiliate) is a Wholly-Owned Affiliate of RGI and (A) 25% or more of the beneficial ownership in RGI is not directly or indirectly owned by a single Competitor of Building Owner Member and (B) 37.5% or more of the beneficial ownership in RGI is not directly or indirectly owned by one or more Competitors of Building Owner Member who, directly or through their Affiliates, are in the same primary line of business (and that line of business is in competition with a primary line of business of Building Owner Member or an Affiliate of Building Owner Member), whether or not such Competitors are Affiliated with each other and (C) RGI is not directly or indirectly controlled by any single Competitor of Building Owner Member or two or more Competitors of the Building Owner Member acting in concert with each other. In the event the conditions set forth in this clause (iii) are satisfied, but a Competitor of Building Owner Member owns a direct or indirect interest in RGI (which does not rise to the levels specified in clauses (A) through (C), above), RGI and RCMC (or such leasing agent Affiliate) shall provide an agreement reasonably satisfactory to Building Owner Member in which RGI and RCMC (or such leasing agent Affiliate) agree in writing not to disclose any information regarding the business of the Building Owner Member or any of its Affiliates (as opposed to the financial or physical operation of the Project) to such Competitor or Competitors of Building Owner Member;

                  4. RCMC (or such leasing agent Affiliate) is the leasing agent of at least 4 million square feet of commercial space in Manhattan (exclusive of the Building); and

                  5.       the Joint Venture owns the Project.

         3. The direct or indirect of beneficial ownership interest in RGI owned or controlled by a Competitor of Building Owner Member and Affiliates of such Competitor shall be aggregated for all purposes of clause (iii) above (including any "control" test). Any dispute over the terms of the RCMC Leasing Agreement which has not been resolved within sixty (60) days after Building Owner Member on behalf of the Joint Venture has delivered to Land Owner a form of such agreement, shall be resolved by arbitration in accordance with SECTION 4 of the Agreement.

32. AFFILIATECONTRACTS. In the event the Joint Venture enters into any agreement with a Venturer or an Affiliate of a Venturer (subject to the consent of the Controlling Block to any such agreement) except for those agreements specifically provided for and consented to in this Agreement, including, without limitation, the RCMC Management Agreement, the RCMC Leasing Agreement, the MS Lease Option, or any space lease executed in connection therewith and the Land Owner's Lease Option, or any space lease executed in connection therewith (any such agreement being referred to as an "AFFILIATE CONTRACT"), then the following provisions shall apply with respect to such Affiliate
         Contract:

         1. In case of any default under an Affiliate Contract or any dispute or matter requiring an interpretation on behalf of the Joint Venture under an Affiliate Contract:

                  1. the other Venturer shall have the sole right to enforce such Affiliate Contract and to exercise all remedies under such Affiliate Contract without the consent of the Affiliated Venturer and to make any such interpretation and resolve any such dispute; and

                  2. in the case of the RCMC Management Agreement or RCMC Leasing Agreement, or any other management agreement, leasing agreement or other service or material supply contract, the Venturer not Affiliated with such party shall have the right, upon the termination thereof, to enter into a replacement agreement with third party not an Affiliate of either Venturer and on such fair market terms and conditions as such non-Affiliate Venturer may determine in its sole good faith discretion, without the consent of such Affiliated Venturer.

         2. The terms and conditions of each Affiliate Contract, any modification thereof, and the negotiation of such Affiliate Contracts and any arbitration arising out of the terms thereof, or waiver of any obligation of a party to such agreement, and any direction, consent and approval required thereunder, shall be subject to the reasonable approval of the non-Affiliated Venturer.

33.      EVENTS OF DEFAULT; REMEDIES.

         1. Each of the following events, and with respect to CLAUSES (I) and (II) below only, if the same shall continue for three (3) Business Days after an additional notice is delivered from the Venturer not committing the act set forth below to the Venturer which committed said act, shall constitute an "Event of Default" hereunder:

                  1. if any Venturer fails to make any contribution or payment which it is required to make under this Agreement within ten (10) Business Days after notice from the other Venturer that such Venturer failed to make such contribution or payment on the due date therefor; provided however that (a) any such failure to make a payment or contribution shall not constitute a default or Event of Default, if, in accordance with SECTION 6(B)(I) hereof, the Non-Withholding Venturer contributes for its own capital account the amount of any such Deficiency with respect to such payment or contribution not so made by the Withholding Venturer or (b) if the Non-Withholding Venturer makes a Deficit Loan in accordance with SECTION 6(B)(II) hereof with respect to such payment or contribution not so made by the Withholding Venturer, and provided the non-Defaulting Venturer has not delivered a Buy-Sell Offering Notice in accordance with SECTION 11(A) hereof, then any such default or Event of Default shall be deemed cured from and after the date upon which any such Deficit Loan (and all interest accrued thereon) is paid in full by the Withholding Venturer;

                  2. if any Venturer defaults in the observance or performance of any term, covenant or condition of this Agreement, other than a default in making a contribution or payment and such default continues for thirty (30) days after such Venturer receives notice thereof from another Venturer (or, if such default cannot reasonably be cured within such thirty
                           (30) day period by virtue of the nature of such default, such Venturer does not commence to cure such default within such period and thereafter diligently prosecute such cure to completion); or

                  3. if any act or omission of a Venturer causes an event of default (beyond applicable notice and grace periods) to occur under any indebtedness of the Joint Venture; or

                  4. any default by a Venturer under the right of first offer or buy-sell option contained herein; or

                  5. if any Venturer withdraws from the Joint Venture or becomes a Failed Venturer.

         2. If a Venturer (the "DEFAULTING VENTURER") has caused an Event of Default hereunder, then the other Venturer (the "NON-DEFAULTING VENTURER") may exercise any one or more of the remedies described below:

                  1. institute suit in any court of competent jurisdiction to obtain (i) specific performance of the obligations of the Defaulting Venturer under this Agreement, (ii) reimbursement for all costs of court and reasonable attorneys' fees thereby incurred and (iii) damages, if any, resulting to the Joint Venture or the Non-Defaulting Venturer from such Event of Default by the Defaulting Venturer plus interest thereon at the Lease Interest Rate from the date incurred until the date paid;

                  2. cure the Event of Default, in which case the Defaulting Venturer shall pay to the Non-Defaulting Venturer, on demand, the cost of such cure (including any interest on funds borrowed for the purpose) together with interest thereon at the Lease Interest Rate from the date incurred until the date paid;

                  3.       elect to terminate the Joint Venture;

                  4. exercise the buy-sell option pursuant to SECTION 11 hereof; and/or

                  5. exercise the right to purchase the Defaulting Venturer's interest for an amount equal to the amount, determined by the Joint Venture's accountants, the Defaulting Venturer would have been entitled to receive if the Project had been sold for its Fair Market Value determined in accordance with
                           SECTION 16 hereof (reflecting, among other things, the repayment of Deficit Loans), less the costs of the appraisal and any other costs incurred by the Non-Defaulting Venturer in connection with the appraisal and less all losses, costs, expenses and damages suffered by the Non-Defaulting Venturer by reason of such default of the Defaulting Venturer.

         3. Each of the Venturers hereby assigns and grants to the other Venturer a first priority lien upon, and a security interest in, the interest of such Venturer in the Joint Venture and all amounts, payments and proceeds becoming distributable or payable to such Venturer by the Joint Venture, as collateral security for the payment and performance of such Venturer's obligations under the JVA (including, without limitation, all of such Venturer's obligations with respect to the right of first offer and buy-sell provision herein). Each Venturer shall execute such financing statements as the other Venturer shall reasonably request in order to perfect and maintain the perfection of the lien and security interest herein granted. Any transfer of the Joint Venture interest of a Venturer shall be subject to such lien and security interest. Each Venturer shall notify each other Venturer within thirty (30) days of any change in its chief executive offices from that set forth in the JVA.


         4. If (and only if) a Venturer becomes a Defaulting Venturer, all amounts, payments and proceeds which may become distributable or payable by the Joint Venture to such Defaulting Venturer which are secured by a security interest created pursuant to the above paragraph, shall be paid to the Non-Defaulting Venturer until all amounts due to the Non-Defaulting Venturer have been paid in full, but shall nevertheless be deemed to have been distributed to the Defaulting Venturer.

34.      ESTOPPEL CERTIFICATES.

         1. Each Venturer agrees at any time and from to time, upon not less than ten (10) days' prior request by the other Venturer to execute, acknowledge and deliver to such Venturer a statement in writing certifying (a) that the JVA is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the Percentage Interests of the Venturers and (c) whether or not, to the best knowledge of the Venturer giving such certificate, there is any existing default or Event of Default under the JVA on the part of the other Venturer and, if so, specifying each such default or Event of Default, it being intended that any such statement delivered pursuant to this SECTION 21 may be relied upon the Venturer requesting such statement and by any prospective purchaser of such Venturer's interest in the Joint Venture.

         2. If a Venturer shall fail or refuse to execute, acknowledge and deliver the statement required under this SECTION 21 within twenty (20) days after request from the other Venturer, the requesting Venturer shall have the right to send a Deemed Approval Notice with the certifications set forth below, and if such failure or refusal continues for five (5) Business Days after such Deemed Approval Notice, it shall be deemed that such Venturer has certified that (i) the JVA is unmodified and in full force and effect and (ii) to the best of its knowledge there are no existing defaults or Events of Default on the part of the other Venturer to the JVA.

35. COOPERATION BY VENTURERS. Each Venturer shall reasonably cooperate with the other Venturer in connection with any transfer of such Venturer's interest in accordance with SECTION 10 hereof (including the right of first offer provisions thereof), SECTION 20(B)(V) hereof, the exercise of the buy-sell right in accordance with SECTION 11 hereof or the exercise of the right to purchase any Failed Venturer's interest in accordance with SECTION 12 hereof and shall cause the Joint Venture's accountants to provide the determinations of net cash flow, buy-sell prices and the purchase price under said SECTION 12 to be determined within the time frames contemplated under said SECTIONS 10, 11 and 12.

36. OTHER TERMS. The JVA shall contain such other reasonable additional terms, conditions and provisions agreed to by the parties which are not inconsistent with the terms of this EXHIBIT A, including, without limitation, the incorporation of additional provisions, mechanisms and procedures in furtherance of the terms hereof.

                                     ANNEX I

                              CERTAIN DEFINED TERMS

Term                                                                        Page
----                                                                        ----

AAA ..........................................................................6
Affiliate Contract.........................................................A-34
Agreement ....................................................................1
Apportioned Continuing Lease Costs..........................................A-4
Appraiser .................................................................A-30
Budget ....................................................................A-16
Building Owner ...............................................................1
Building Owner Member.......................................................A-1
Buy-Sell Deposit ..........................................................A-27
Buy-Sell Offeree ..........................................................A-26
Buy-Sell Offering Notice...................................................A-26
Buy-Sell Offeror ..........................................................A-26
Closing Venturer ..........................................................A-27
Code ......................................................................A-29
Competitor Sale Notice.....................................................A-20
Competitor Sale Response...................................................A-21
Continuing Lease .............................................................9
Continuing Leases ............................................................9
Continuing Project Obligations..............................................A-1
Contract Excess .............................................................17
Controlling Block .........................................................A-11
Cost Notice .................................................................15
Cost Objection ..............................................................15
Defaulting Venturer........................................................A-35
Deficiency ................................................................A-10
Deficit Loan ..............................................................A-10
Deposit ...................................................................A-18
Depreciable Life ............................................................13
Direct Transfer ...........................................................A-17
Disputed Amount .............................................................16
Distress FMV ..............................................................A-29
Due Diligence Certificate.....................................................3
Due Diligence Documents.......................................................3
Failed Venturer ...........................................................A-29
Fair Market Value .........................................................A-30
Financial Statements..........................................................3
First Budget ..............................................................A-16
Ground Lease .................................................................1
Incomplete Shared Capital Improvements.......................................13

Joint Venture ................................................................2
JV Option Agreement.........................................................A-1
JVA ..........................................................................2
Land .........................................................................1
Land Owner ...................................................................1
Land Owner's Lease Option....................................................10
Leasing Agent .............................................................A-32
Major Decisions ...........................................................A-13
MS ..........................................................................10
MS Lease ....................................................................10
MS Lease Option .............................................................10
MSDW ......................................................................A-13
Non-Closing Venturer.......................................................A-27
Non-Defaulting Venturer....................................................A-35
Non-Withholding Venturer...................................................A-10
notice .......................................................................7
Offer Price ...............................................................A-18
Offeree ...................................................................A-18
Offeror ...................................................................A-18
Operating Venturer.........................................................A-12
Option Effective Date.........................................................1
Percentage Interests........................................................A-9
Present Tax Contest.........................................................A-6
Prohibited Transfer........................................................A-17
Project ......................................................................2
Proposing Venturer.........................................................A-15
Purchase Notice ...........................................................A-18
Qualified Third Party......................................................A-20
RCMC Leasing Agreement.....................................................A-32
RCMC Management Agreement..................................................A-12
Reimbursable Amount..........................................................14
Reimbursement Notice.........................................................14
Requested Amount ...........................................................A-9
Responding Venturer........................................................A-15
Response Notice ...........................................................A-26
Rule ........................................................................19
Sale Notice ...............................................................A-18
Shared Capital Improvement...................................................13
Threshold Amount ............................................................14
Upstream Notice ...........................................................A-23
Upstream Offeree ..........................................................A-23
Upstream Offeror ..........................................................A-23
Upstream Offeror's Interest................................................A-24

Upstream Recission Notice..................................................A-25
Upstream Response .........................................................A-24
Valuation .................................................................A-26
Venturer ...................................................................A-1
Venturers ..................................................................A-1
Withholding Venturer........................................................A-9